                                                                   Exhibit 10.44

================================================================================






                              INVESTMENT AGREEMENT



                                  BY AND AMONG



                      PLATINUM UNDERWRITERS HOLDINGS, LTD.,



                          THE ST. PAUL COMPANIES, INC.,



                                       AND



                          RENAISSANCERE HOLDINGS, LTD.









                         DATED AS OF SEPTEMBER 20, 2002


================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.    Purchase and Sale of Shares..............................................2
           1.1      Sale and Issuance of Shares................................2
           1.2      Purchase Price.............................................2
           1.3      The Closing................................................3
           1.4      Subsequent Exercise of Over-Allotment Option in the IPO....3
2.    Representations and Warranties of the Company............................3
3.    Representations and Warranties of St. Paul................................
4.    Representations and Warranties of the Purchaser..........................8
5.    Conditions to the Purchaser's Obligation at Closing.....................10
           5.1      Representations and Warranties............................10
           5.2      RenRe Agreements..........................................10
           5.3      Opinions..................................................10
           5.4      Initial Public Offering of Common Shares and Units........11
           5.5      Formation Agreement.......................................11
           5.6      Prospectus..................................................
           5.7      Amendments to Quota Share Agreements......................11
           5.8      Regulatory Approval.......................................11
6.    Conditions to the Company's Obligations at Closing......................11
           6.1      Representations and Warranties............................11
           6.2      RenRe Agreements..........................................12
           6.3      Initial Public Offering of Common Shares and Units........12
7.    Board of Directors......................................................12
           7.1      Nomination of Directors...................................12
           7.2      Resignations..............................................13
           7.3      Board.....................................................13
           7.4      Non Assignability.........................................14
           7.5      Purchaser Confidentiality.................................14
           7.6      Company Confidentiality...................................16
8.    Legend..................................................................17
9.    Termination.............................................................17
           9.1      Grounds for Termination...................................17
           9.2      Effect of Termination.....................................17
10.   Miscellaneous...........................................................17
           10.1     Survival..................................................18
           10.2     Mutual Covenants..........................................18
           10.3     Expenses..................................................18
           10.4     Entire Agreement..........................................18
           10.5     Severability..............................................19
           10.6     Liability.................................................19
           10.7     Notices...................................................19
           10.8     Governing Law, etc........................................20
           10.9     Jurisdiction..............................................21
           10.10    Waiver of Jury Trial......................................21


                                      (i)

           10.11    Captions..................................................21
           10.12    Public Announcements......................................21
           10.13    Indemnity.................................................21
           10.14    Recovery from Company Directors and Officers..............22
           10.15    No Limited on Rights of Parties to Compete................23


Exhibit A      Transfer Restrictions, Registration Rights and
               Standstill Agreement........................................E-A-1
Exhibit B      Option Agreement............................................E-B-1
Exhibit C      Services and Capacity Reservation Agreement.................E-C-1
Exhibit D      Draft of Amendment No. 6 to Registration Statement..........E-D-1
Exhibit E      Formation Agreement Amendment...............................E-E-1
Exhibit F      Quota Share Agreement Amendments............................E-F-1
Schedule 2.7   Platinum Governmental Consents
Schedule 2.12  Intercompany Agreements
Schedule 3.3   St. Paul Governmental Consents
Schedule 4.4   RenRe Governmental Consents


                                      (ii)

                              INVESTMENT AGREEMENT

         THIS INVESTMENT AGREEMENT (this "Agreement") is made as of the 20th day of September, 2002, by and among Platinum Underwriters Holdings, Ltd., a Bermuda company (the "Company"), The St. Paul Companies, Inc., a Minnesota corporation ("St. Paul") and RenaissanceRe Holdings, Ltd., a Bermuda company (the "Purchaser").

         WHEREAS, the Company plans to conduct an initial public offering (the "IPO") of its common shares, par value $0.01 per share (the "Common Shares"), and a concurrent initial public offering of its equity security units (the "ESUs"), each unit initially consisting of a contract to purchase Common Shares from the Company on a date to be specified in 2005 and a 1/40 or 2.5% ownership interest in a senior note of Platinum Underwriters Finance, Inc., an indirect subsidiary of the Company, due on a date to be specified in 2007, in connection with the Formation and Separation Agreement, to be entered into prior to the date of completion of the IPO, between the Company and St. Paul (the "Formation Agreement"); capitalized terms used but not defined herein have the meanings ascribed thereto in the Formation Agreement;

         WHEREAS, the Company wishes (i) to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, the number of Common Shares set forth in this Agreement at the time of delivery of the Firm Public Offering Shares, (ii) to sell to the Purchaser the number of Optional RenRe Shares (as defined herein) as the Purchaser may specify pursuant to this Agreement at the time of delivery (if any) of the Optional Public Offering Shares and (iii) to grant to the Purchaser an option to purchase up to an additional 2,500,000 Common Shares (the "RenRe Option") pursuant to an option agreement in the form attached hereto as EXHIBIT B (the "RenRe Option Agreement");

         WHEREAS, the Company and the Purchaser wish to enter into a business relationship and to document the terms thereof;

         WHEREAS, in connection with the sale of Common Shares and of the RenRe Option to the Purchaser hereunder, the Company has prepared a private placement offering memorandum dated the date hereof (as amended or supplemented prior to the closing of the purchase of the Common Shares and the RenRe Option, the "Offering Memorandum") including a description of the Common Shares and the RenRe Option, and a description of the Company; and

         WHEREAS, the Company, St. Paul and the Purchaser have agreed that this Agreement, together with the Transfer Restrictions, Registration Rights and Standstill Agreement relating to the Shares attached as EXHIBIT A (the "Standstill Agreement"), the RenRe Option Agreement attached as EXHIBIT B, the Services and Capacity Reservation Agreement (the "Services Agreement") attached as EXHIBIT C (the Standstill Agreement, the RenRe Option Agreement and the Services Agreement, collectively, the "RenRe Agreements"), the other exhibits and schedules hereto and the Confidentiality Agreement (as defined herein), shall constitute the entire understanding and agreement among the Company, St. Paul and the Purchaser with regard to the subject matter hereof;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       PURCHASE AND SALE OF SHARES.

                  1.1      SALE AND ISSUANCE OF SHARES.

                  (a) Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), at the time of the delivery of the Firm Public Offering Shares (as defined in the Formation Agreement), (i) 3,960,000 Common Shares (the "Firm RenRe Shares"), which Common Shares shall equal 9.9% of the sum of the outstanding Firm Public Offering Shares, Firm St. Paul Shares and Firm RenRe Shares, and (ii) and the RenRe Option;

                  (b) in the event of any exercise of the Over-Allotment Option by the underwriters in the underwriters' discretion in whole or in part, subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser, in a transaction exempt from the registration requirements of the Act, at the time of delivery of the Optional Public Offering Shares, an additional number of Common Shares (the "Optional RenRe Shares", and together with the Firm RenRe Shares, the "Shares") to be determined in the Purchaser's discretion and notice thereof to be provided to the Company by the Purchaser at a reasonable time prior to the closing of the sale of the Optional Public Offering Shares, but not to exceed the lesser of (i) the number of Common Shares required for the Purchaser to retain a 9.9% ownership interest in the Company, and (ii) 594,000 Common Shares (which is the maximum number of additional Common Shares that may be necessary for Purchaser to retain its 9.9% ownership of the sum of the outstanding Firm Public Offering Shares, Optional Public Offering Shares, Firm St. Paul Shares, Optional St. Paul Shares, Firm RenRe Shares and Optional RenRe Shares).

                  (c) The parties hereto shall conduct the IPO, the ESU Offering, the St. Paul Investment and the sale of the Common Shares hereunder in accordance with the terms (including amounts invested, price per share, percentage ownership, and valuations) set forth in the schedule transmitted electronically by the Chief Financial Officer of the Purchaser to representatives of St. Paul and the Company at approximately 3:00 p.m. on September 18, 2002 (which schedule sets forth a minimum and maximum price per share and other financial terms based upon the price per share), with such changes thereto as the parties shall otherwise agree.

                  1.2      PURCHASE PRICE.

                  (a) The aggregate purchase price for the Firm RenRe Shares and the RenRe Option shall be equal to the product of (i) the "Initial Public Offering Price" less the "Underwriting Discount" for one Common Share specified on the front cover page of the final prospectus with respect to the IPO of the Common Shares multiplied by (ii) the number of Firm RenRe Shares being sold to the Purchaser.

                  (b) The aggregate purchase price for the Optional RenRe Shares shall be equal to the product of (i) the "Initial Public Offering Price" less the "Underwriting Discount" for one Common Share specified on the front cover page of the final prospectus with respect to the IPO of the Common Shares (such per share price to be equal to the Firm Per Share RenRe Price) multiplied by (ii) the number of Optional RenRe Shares being sold to the Purchaser.

                  1.3 THE CLOSING. The closing (the "Closing") of the purchase and sale of the Firm RenRe Shares (and if the Over-Allotment Option is exercised prior to the Closing, the Optional RenRe Shares) shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, simultaneously with the initial closing of the IPO. At the Closing, the Company will deliver certificates for the Shares registered in the name of the Purchaser (or such Person or Persons as the Purchaser shall designate by written notice at least five days prior to the Closing, PROVIDED that any such Person is a foreign corporation within the meaning of Section 7701(a)(3) and (5) of the Code (a "Foreign Corporation") substantially all of the capital stock of which is directly or indirectly owned by the Purchaser, is a Qualified Institutional Buyer (as such term is defined in Rule 144A under the Act) and enters into a Standstill Agreement in the form of EXHIBIT A) against payment of the purchase price therefor by wire transfer in immediately available funds to an account or accounts outside the United States of America specified by the Company.

                  1.4 SUBSEQUENT EXERCISE OF OVER-ALLOTMENT OPTION IN THE IPO.
         (a) If the underwriters in the IPO exercise their Over-Allotment Option at any time after the closing date of the IPO, a second closing will be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, simultaneously with the second closing of the IPO (the "Second Closing").

                  (b) At the Second Closing, the Company will deliver certificates for the Optional RenRe Shares registered in the name of the Purchaser (or such Person or Persons as the Purchaser shall designate by written notice at least five days prior to the Second Closing, PROVIDED that any such Person is a Foreign Corporation substantially all of the capital stock of which is directly or indirectly owned by the Purchaser, is a Qualified Institutional Buyer (as such term is defined in Rule 144A under the Act) and enters into a Standstill Agreement in the form of EXHIBIT A) against payment of the purchase price therefor by wire transfer in immediately available funds to an account or accounts specified by the Company outside the United States of America.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that:

                  2.1 The Offering Memorandum, as of the date hereof did not contain, and as of the Closing and the Second Closing (if any) will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  2.2 The Company has been duly organized and is validly existing as a company in good standing under the laws of Bermuda, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly organized and is validly existing as a corporation or a company in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation or company for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, or will own or lease property or conduct business at the Closing, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                  2.3 The Company is duly authorized to execute, deliver and perform this Agreement and the RenRe Agreements; this Agreement has been duly authorized, executed and delivered by the Company and each of the RenRe Agreements has been duly authorized by the Company and, assuming that the parties to this Agreement and the RenRe Agreements other than the Company have the power and authority to enter into and perform such agreements and that such agreements have been duly authorized, executed and delivered by such parties and are valid, legal and binding agreements of such parties, enforceable against such parties in accordance with their terms, this Agreement is, and the RenRe Agreements, when executed and delivered will be, valid and binding agreements of the Company, enforceable against the Company in accordance with its or their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect affecting creditors' rights generally, (ii) the enforceability thereof is subject to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and (iii) no representation or warranty is made with respect to the enforceability of indemnification and contribution provisions relating to violations under the Act contained in the Standstill Agreement;

                  2.4 The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Offering Memorandum; all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and will be owned directly or indirectly by the Company at the Closing, free and clear of all liens, encumbrances, equities or claims; except as described in the RenRe Option Agreement and in the Offering Memorandum under the captions "Certain Relationships and Related Transactions--Formation and Separation Agreement--Pre-Emptive Rights", "Certain Relationships and Related Transactions--Option Agreement" and "Description of the Equity Security Units", the holders of outstanding shares of capital stock of the Company are not entitled to pre-emptive or other rights to acquire the Shares; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of capital stock of the Company (except as set forth in the Offering Memorandum under the captions "Management", "St. Paul Investment and Principal Shareholders", "Certain Relationships and Related Transactions--Option Agreement", "Description of the Equity Security Units" and "Underwriting"); there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda or the United States (other than, pursuant to the securities laws of the United States, by affiliates of the Company and other than as described in the Offering Memorandum under the caption "Description of Our Common Shares"); and no party has the right to require the Company to register securities except as disclosed in the Offering Memorandum;

                  2.5 All of (i) the Shares to be issued and sold by the Company to the Purchaser hereunder, (ii) the Common Shares issuable upon exercise of the RenRe Option, (iii) the Common Shares to be issued and sold by the Company in the IPO (the "IPO Shares") and (iv) the St. Paul Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein and therein, will be validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Shares contained in the Offering Memorandum;

                  2.6 The issue and sale of the IPO Shares, the ESUs, the RenRe Option and the St. Paul Shares by the Company, the issuance of the Common Shares of the Company upon exercise of the RenRe Option, and the compliance by the Company with all of the provisions of this Agreement and the RenRe Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under (i) the memorandum of association or bye-laws or other organizational document of the Company or any of its subsidiaries, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (ii) or (iii), as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries (taken as a whole) following the Closing, or affect the due authorization and valid issuance of the IPO Shares, the Shares, the ESUs, the RenRe Option or the St. Paul Investment Shares;

                  2.7 Neither the Company nor any of its subsidiaries is in violation of its memorandum of association or bye-laws or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; and, except as set forth on
         Schedule 2.7, no consents, approvals, authorizations, orders, registrations or qualifications of or with any court or governmental agency or body having jurisdiction over the Company is required for the execution, delivery or performance by the Company of this Agreement or the RenRe Agreements;

                  2.8 No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchaser to Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares or the RenRe Option to or for the account of the Purchaser; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement;

                  2.9 Assuming the accuracy of the representations and warranties set forth in Sections 4.5 through 4.9, the offer, sale and issuance of the Shares and the RenRe Option to be issued in conformity with the terms of this Agreement and the issuance of the Common Shares to be issued upon exercise of the RenRe Option constitute transactions exempt from the registration requirements of Section 5 of the Act and in compliance with all applicable securities laws of the United States and each of the states whose laws govern the issuance of any Shares or the RenRe Option;

                  2.10 The sale of the Shares, the RenRe Option and any Common Shares issuable upon exercise of the RenRe Option will not be registered under any U.S. federal or state securities law, and the Shares and the RenRe Option will be offered and sold in reliance upon the exemptions from registration provided by the no-action letters regarding Black Box Incorporated (publicly available June 26, 1990) and Squadron, Ellenoff, Plesent & Lehrer (publicly available February 28,
         1992) (the "Black Box No-Action Relief"), and applicable exemptions under state securities laws. In this connection, the Company represents that it is familiar with the Black Box No-Action Relief;

                  2.11 Assuming the Purchaser has the requisite power and authority to be the lawful owner of the Shares, upon issuance and delivery to the Purchaser or its designee at the Closing or the Second Closing of certificates representing the Firm RenRe Shares and the Optional RenRe Shares, as applicable, good and marketable title to such Shares will pass to the Purchaser or its designee free and clear of any liens or encumbrances;

                  2.12 The Company has made available to the Purchaser or its representatives copies of the current drafts as set forth on Schedule
         2.12 of each agreement between the Company and St. Paul or any of their respective affiliates contemplated by the Formation Agreement, and each agreement executed by such parties will not contain any material changes from the draft agreement previously made available to the Purchaser or its representatives (excluding changes contemplated by Exhibit F hereto), and no additional agreements shall have been entered into between any of such parties after the date of this Agreement, in each case except for material changes or new such agreements approved by the Purchaser, and provided, further that it is understood that a security arrangement in favor of St. Paul Reinsurance Company Limited will be implemented by Platinum Re (UK) Limited, such arrangement to be similar to the trust agreements referenced in items
         9 and 20 of Schedule 2.12 (with appropriate changes in light of applicable United Kingdom requirements and practice).

                  2.13 The certificate of the Chief Executive Officer of the Company delivered pursuant to the second sentence of Section 5.1 shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby; and

                  2.14 Except for the representations and warranties contained in this Agreement and the RenRe Agreements and the disclosure set forth in the Offering Memorandum, neither the Company nor any other Person makes any express or implied representation or warranty on behalf of or with respect to the Company or any of the Post-closing Subsidiaries of the Company, and the Company hereby disclaims any representation or warranty not contained herein or therein.

         3. REPRESENTATIONS AND WARRANTIES OF ST. PAUL. St. Paul hereby represents and warrants that:

                  3.1 St. Paul has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota;

                  3.2 St. Paul is duly authorized to execute, deliver and perform this Agreement; this Agreement has been duly authorized, executed and delivered by St. Paul and, assuming that parties to this Agreement other than St. Paul have the power and authority to enter into and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such parties and are valid, legal and binding agreements of such parties, enforceable against such parties in accordance with their terms, this Agreement is a valid and binding agreement of St. Paul, enforceable against St. Paul in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) the enforceability thereof is subject to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

                  3.3 Except as set forth on Schedule 3.3, no consents, approvals, authorizations, orders, registrations or qualifications of or with any court or governmental agency or body having jurisdiction over St. Paul is required for the execution, delivery or performance by St. Paul of this Agreement;

                  3.4 The execution, delivery and performance by St. Paul with all applicable provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under (i) the certificate of incorporation or by-laws of St. Paul, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which St. Paul is a party or by which St. Paul is bound or to which any of the properties or assets of St. Paul is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over St. Paul or any of its properties, except, in the case of clause (ii) or (iii), as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of St. Paul and its subsidiaries, taken as a whole, or of the Transferred Business;

                  3.5 The historical financial statements and schedules of Predecessor included in the Offering Memorandum present fairly in all material respects the underwriting results of Predecessor as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

                  3.6 Except for the representations and warranties contained in this Agreement, St. Paul does not make any express or implied representation or warranty on behalf of or with respect to St. Paul or the Transferred Business, and St. Paul hereby disclaims any representation or warranty not contained herein.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants that:

                  4.1 The Purchaser has been duly organized and is validly existing as a company in good standing under the laws of Bermuda;

                  4.2 The Purchaser is duly authorized to execute, deliver and perform this Agreement and the RenRe Agreements; this Agreement has been and each of the RenRe Agreements when executed and delivered at or prior to the Closing will have been duly authorized, executed and delivered by the Purchaser and, assuming that parties to this Agreement and the RenRe Agreements other than the Purchaser have the power and authority to enter into and perform such agreements and that such agreements have been duly authorized, executed and delivered by such parties and are valid, legal and binding agreements of such parties, enforceable against such parties in accordance with their terms, this Agreement is, and the RenRe Agreements, when executed and delivered will be, valid and binding agreements of RenRe, enforceable against RenRe in accordance with its or their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect affecting creditors' rights generally, (ii) the enforceability thereof is subject to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law) and (iii) no representation or warranty is made with respect to the enforceability of indemnification and contribution provisions relating to violations under the Act contained in the Standstill Agreement;

                  4.3 The execution, delivery and performance by the Purchaser with all applicable provisions of this Agreement and the Standstill Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under (i) the memorandum of association or bye-laws of the Purchaser, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the properties or assets of the Purchaser is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or any of its properties, except, in the case of clause (ii) or (iii), as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Purchaser and its subsidiaries, taken as a whole;

                  4.4 Except as set forth on Schedule 4.4, no consents, approvals, authorizations, orders, registrations or qualifications of or with any court or governmental agency or body having jurisdiction over the Purchaser is required for the execution, delivery or performance by the Purchaser of this Agreement or any of the RenRe Agreements.

                  4.5 The Purchaser hereby confirms that the Shares and the RenRe Option to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account or the account of any subsidiary of the Purchaser, substantially all of the capital stock of which is directly or indirectly owned by Purchaser (PROVIDED that any such subsidiary is a Foreign Corporation and a Qualified Institutional Buyer (as such term is defined in Rule 144A under the Act)), not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, PROVIDED that nothing in this Section 4.5 shall prevent the Purchaser from transferring the Shares and the RenRe Option to be acquired by the Purchaser in accordance with the Standstill Agreement, and in any case in accordance with all applicable law. The Purchaser further represents that the Purchaser is a foreign person within the meaning of Sec. 801.1(e)(2)(i) of the Premerger Notification Rules, 16 CFR Sec. 801.1(e)(2)(i);

                  4.6 The Purchaser understands that the Shares and the RenRe Option it is purchasing have not been registered under the Act in reliance on the exemptions from registration provided by the no-action letters regarding Black Box Incorporated (publicly available June 26,
         1990) and Squadron, Ellenoff, Plesent & Lehrer (publicly available February 28, 1992) (the "Black Box No-Action Relief"), and absent registration, may not be offered or sold within the United States except pursuant to an exemption from such registration or in a transaction not subject to the registration requirements of the Act. In this connection, the Purchaser represents that it is familiar with the Black Box No-Action Relief and Rule 144 under the Act, understands the resale limitations imposed by Rule 144 and by the Act and acknowledges and accepts that the Shares and the RenRe Option it is purchasing have not been registered by the Company for sale to it in reliance on the Black Box No-Action Relief;

                  4.7 The Purchaser is a Foreign Corporation and a Qualified Institutional Buyer (as such term is defined in Rule 144A under the Act);

                  4.8 The Purchaser has not been offered Common Shares in the IPO by any of the underwriters of the IPO, and prior to the date of this Agreement has not attended a road show presentation in connection with the IPO;

                  4.9 The Purchaser has been furnished access to such information and documents as it has requested, including all draft agreements set forth on Schedule 2.12, and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the Company and the Transferred Business;

                  4.10 The Purchaser is a "non-resident" for the purposes of the Bermuda Exchange Control Act 1972 and regulations made thereunder;

                  4.11 The certificate of the Chief Executive Officer, Chief Financial Officer or any Executive Vice President of the Purchaser delivered pursuant to the second sentence of Section 6.1 shall be deemed a representation and warranty by the Purchaser to the Company hereunder as to the matters covered thereby;

                  4.12 To the Purchaser's knowledge, based upon actual knowledge, a review of documents publicly filed with the Securities and Exchange Commission by the Purchaser and the beneficial owners of equity securities of the Purchaser, neither the Purchaser nor any other Person (including any direct or indirect shareholder of the Purchaser) is or will become a "United States shareholder" of the Company within the meaning of Section 951(b) of the Code as the result of (i) the acquisition by the Purchaser of any Common Shares, the RenRe Option or any other rights under this Agreement or the RenRe Agreements or (ii) the nomination or election of a Purchaser Designee to the Company's board of directors pursuant to Section 7 of this Agreement. For purposes of the representation in this Section 4.12, the Purchaser will assume that all direct and indirect shareholders of the Purchaser own no Common Shares and possess no voting rights in the Company other than as a result of the items described in (i) and (ii) above;

                  4.13 The Purchaser will promptly submit a Disclaimer of Control with the Maryland Insurance Administration in connection with the transactions and arrangements contemplated hereby; and

                  4.14 Except for the representations and warranties contained in this Agreement and the RenRe Agreements, neither RenRe nor any other Person makes any express or implied representation or warranty on behalf of or with respect to RenRe, and RenRe hereby disclaims any representation or warranty not contained herein or therein.

         5. CONDITIONS TO THE PURCHASER'S OBLIGATION AT CLOSING. The obligation of the Purchaser to purchase the Firm RenRe Shares and the RenRe Option at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing of the following conditions:

                  5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company and St. Paul in Sections 2 and 3 shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, the Company shall not have breached in any material respect its covenants and agreements made and the Company shall have performed or satisfied all conditions on its part to be performed or satisfied herein at or prior to the Closing. The Chief Executive Officer or the Treasurer of the Company shall have delivered at the Closing a certificate stating that each of the conditions specified in the preceding sentence has been fulfilled which certificate shall also be delivered at any Second Closing.

                  5.2 RENRE AGREEMENTS. The Company shall have duly executed and delivered the RenRe Agreements.

                  5.3 OPINIONS. Conyers, Dill & Pearman, counsel to the Company, shall have delivered to the Purchaser their written opinions, reasonably acceptable to the Purchaser, dated the day of the Closing, with respect to (a) the due organization of the Company, (b) the due authorization, issuance and non-assessability of the Shares, the RenRe Option and the Common Shares issuable upon exercise of the RenRe Option, (c) the due authorization and execution of this Agreement, the Standstill Agreement and the RenRe Option Agreement by the Company and (d) the absence of pre-emptive rights as a result of the issuance of the Shares and the RenRe Option, which opinion shall also be delivered at any Second Closing.

                  5.4 INITIAL PUBLIC OFFERING OF COMMON SHARES AND UNITS. The closing of the IPO and the sale of the ESUs each substantially on the terms set forth in the draft of Amendment No. 6 to the Company's Registration Statement on Form S-1 attached as EXHIBIT D hereto shall have occurred (or shall occur simultaneously with the Closing).

                  5.5 FORMATION AGREEMENT. The delivery of the Cash Contribution and the transfer of the Transferred Assets as contemplated by the draft Formation Agreement referenced as item 1 on Schedule 2.12 hereto shall have occurred (or shall occur simultaneously with the Closing), and the Formation Agreement shall have been executed by the parties thereto and shall be in full force and effect. St. Paul and the Company shall have amended the Formation Agreement to insert the provision in the [caad 136]Nform attached as EXHIBIT E hereto.

                  5.6 PROSPECTUS. The information set forth in the final prospectus used in connection with the IPO shall not differ in any material respects from that set forth in the Offering Memorandum.

                  5.7 AMENDMENTS TO QUOTA SHARE AGREEMENTS. St. Paul and the Company shall have caused the parties to the Quota Share Agreements filed as exhibits to Amendment No. 6 to the Company's Registration Statement on Form S-1 (attached as EXHIBIT D hereto) to amend such agreements to insert the provisions substantially in the form attached as EXHIBIT F hereto.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligation of the Company to sell the Firm RenRe Shares and the RenRe Option to the Purchaser at the Closing (or, if applicable, the Optional RenRe Shares at the Second Closing) is subject to the fulfillment to the Company's satisfaction on or prior to the Closing (or, if applicable, the Second Closing) of the following conditions:

                  6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser in Section 4 shall be true and correct as of the Closing or the Second Closing, as applicable, with the same force and effect as if they had been made on and as of such date, the Purchaser shall not have breached in any material respect its covenants and agreements made herein and the Purchaser shall have performed or satisfied all conditions on its part to be performed or satisfied herein at or prior to the Closing or the Second Closing, as applicable. The Chief Executive Officer, Chief Financial Officer or the Treasurer of the Purchaser shall have delivered at the Closing or the Second Closing, as applicable, a certificate stating that each of the conditions specified in the preceding sentence has been fulfilled.

                  6.2 RENRE AGREEMENTS. The Purchaser shall have duly executed and delivered the RenRe Agreements.

                  6.3 INITIAL PUBLIC OFFERING OF COMMON SHARES AND UNITS. The closing of the IPO and of the ESU Offering shall have occurred (or shall occur simultaneously with the Closing).

         7. BOARD OF DIRECTORS.

                  7.1 NOMINATION OF DIRECTORS. (a) So long as the Purchaser and its subsidiaries beneficially own, in the aggregate, a number of Common Shares equal to at least 62.5% of the sum of the Firm RenRe Shares and the Optional RenRe Shares (if any) purchased under this Agreement (as adjusted for stock splits, recapitalizations or the like), the Company will nominate, at each shareholder meeting at which directors are elected, and use its commercially reasonable efforts to cause the election of, one person designated by Purchaser (the "Purchaser Designee") to the Company's Board of Directors and to maintain such person as a director of the Company, PROVIDED, HOWEVER, that no officer, director or employee of the Purchaser or of any of its subsidiaries may be a Purchaser Designee. The initial Purchaser Designee and any subsequent Purchaser Designee must be reasonably acceptable to the Company. The Company agrees to use its commercially reasonable efforts to cause the appointment of the Purchaser Designee to the executive committee of its Board of Directors and, subject to applicable law, rules or regulations of the Securities and Exchange Commission (the "SEC") or rules of any securities exchange on which the Company's Common Shares are listed, to the nominating committee and corporate governance committee of its Board of Directors, if any.

                  (b) The Company agrees to use its commercially reasonable efforts to cause the election of a Purchaser Designee to the Company's board of directors, including by soliciting proxies from its shareholders for such Purchaser Designee and by voting all management proxies in favor of such Purchaser Designee except for such proxies that specifically indicate to the contrary or where prohibited by applicable law. The Purchaser agrees to vote any Common Shares directly or indirectly owned by it in favor of its nominee to the Company's Board of Directors at any meeting of shareholders of the Company.

                  (c) The Company further agrees that if any Purchaser Designee ceases to be a director of the Company for any reason whatsoever (other than as a result of action in conformity with paragraph 7.2 below), it will promptly seek the approval of the remaining directors to appoint a new Purchaser Designee to fill such vacancy.

                  (d) So long as Purchaser and its subsidiaries beneficially own, in the aggregate, a number of Common Shares equal to at least 62.5% of the sum of the Firm RenRe Shares and the Optional RenRe Shares (if any) purchased under this Agreement

         (as adjusted for stock splits, recapitalizations or the like), Purchaser shall have the right to designate a representative (the "Observer") to attend (but not to vote at) meetings of the Board of Directors and to receive notices, agendas, minutes and all other materials distributed to participants of such meetings, PROVIDED, HOWEVER, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if, by access to such information or by attendance at such meeting the Company, acting reasonably and in good faith, determines that (i) , based upon advice of nationally recognized outside counsel, such Observer receiving such information or having such access could reasonably be expected to cause the Company or any of its subsidiaries to violate applicable law, or (ii) such Observer receiving such information or having such access could reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel. Any person designated by Purchaser to be its Observer (with the exception of Purchaser's Chief Executive Officer and Chief Financial Officer, each of whom is hereby deemed to be acceptable to the Company) must be reasonably acceptable to the Company.

                  (e) Notwithstanding anything to the contrary in this Agreement, if there shall occur a Change in Control of the Purchaser, the Company shall have no obligation or duties under Section 7.1
         (a)-(d) and, upon request of the Company, the Purchaser shall cause the Purchaser Designee to immediately resign from the Company's Board of Directors. A "Change in Control" of Purchaser shall be deemed to have occurred if (i) any person or group (as defined for purposes of Section 13 of the Securities Exchange Act of 1934, as amended) (excluding Purchaser or any wholly-owned subsidiary thereof) becomes the beneficial owner of more than 50% of the outstanding equity securities representing the right to vote for the election of directors or (ii) there shall occur a merger, consolidation or other business combination in which Purchaser is acquired (unless the stockholders of Purchaser immediately before such business combination own, directly or indirectly, immediately following such business combination, at least a majority of the combined voting power of the entity resulting from such business combination).

                  7.2 RESIGNATIONS. If the Purchaser beneficially owns less than a number of Common Shares equal to 62.5% of the sum of the Firm RenRe Shares and the Optional RenRe Shares (if any) purchased under this Agreement (as adjusted for stock splits, recapitalizations or the like), upon the request of the Company the Purchaser shall cause the Purchaser Designee to immediately resign as a director of the Company. The Purchaser agrees to enter into a written agreement with any Purchaser Designee, whereby the Purchaser Designee shall obligate himself to so resign under the circumstances set forth in Section 7.1(e) or this Section 7.2.

                  7.3 BOARD. For three years from the anniversary of the date of the Closing (the "Limitation Period"), the Company [shall not] increase the number of directors on its board of directors to more than nine without the prior written consent of the Purchaser, such consent to be provided in the Purchaser's sole discretion; PROVIDED, HOWEVER, that such three-year Limitation Period shall be extended for up to additional two years so long as Purchaser is accounting for its investment in the Company via the equity method and Purchaser reasonably believes (and shall represent to the Company upon its reasonable request) that its ability to continue to equity account for its investment in the Company would be compromised by an increase in the number of directors.

                  7.4 NON ASSIGNABILITY. Notwithstanding anything to the contrary in this Agreement or any of the RenRe Agreements, the rights and obligations of the Purchaser under this Article 7 may not be assigned by the Purchaser without the prior written consent of the Company.

                  7.5 [PURCHASER CONFIDENTIALITY. Commencing upon completion of the IPO and the Closing hereunder:

                  (a) The Purchaser shall, shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause any officer, director, employee, agent or representative of the Purchaser or any of its Subsidiaries (collectively, the "Purchaser Representatives") to, keep all Company Confidential Information (as defined herein) confidential and shall not use any Company Confidential Information in any manner to the detriment of the Company, except that (i) Company Confidential Information may be used by the Purchaser or any of its Subsidiaries in connection with performing any of its respective obligations under, or furnishing any of the services required to be performed or furnished by the Purchaser or any of its Subsidiaries under, this Agreement or any of the RenRe Agreements, and Company Confidential Information may be disclosed to those Purchaser Representatives who need to know such information for the purpose of performing any of such obligations or furnishing any of such services (it being understood that such Purchaser Representatives shall be informed by the Purchaser of the confidential nature of such information), (ii) Company Confidential Information received by the Purchaser Designee or the Observer may be used by the Purchaser, its Subsidiaries and the Purchaser Representatives for purposes of evaluating Purchaser's continued investment in the Company (it being understood that such Purchaser Representatives shall be informed by the Purchaser of the confidential nature of such information), (iii) any disclosure of such information may be made to which the Company consents in writing, and (iv) the Purchaser may make the disclosures contemplated by Section 7.5(b). The Company acknowledges and agrees that Purchaser, its Subsidiaries and its Affiliates are actively engaged in the business of reinsurance and insurance and other risk-exposed activities and markets, and nothing in this Section 7.5 shall be deemed to limit or restrict the conduct of the business of such entities as currently conducted or proposed to be conducted except as explicitly provided herein.

                  (b) In the event that the Purchaser or the Purchaser Representatives are requested or become legally compelled (by law, regulation, stock exchange rule, oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any of the Company Confidential Information, the Purchaser shall provide the Company with prompt written notice of such request so that the Company may seek a protective order or other appropriate remedy (and the Purchaser shall cooperate in obtaining such protective order or other appropriate remedy) and/or waive compliance with the provides of this Section 7.5. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 7.5, the Purchaser shall furnish only that portion of that Company Confidential Information which the Purchaser is advised by counsel is legally required.

                  (c) For purposes of this Section 7.5, "Company Confidential Information" shall mean all confidential business, financial or other information of the Company or its Subsidiaries furnished by or on behalf of the Company or its Subsidiaries other than information which
         (i) was already in possession of the Purchaser or its Subsidiaries, (A) provided that such information is not known by the Purchaser to be subject to a confidentiality agreement with or other obligation of secrecy to the Company or another party and (B) was not Evaluation Material obtained pursuant to the Confidentiality Agreement (as defined below), (ii) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or the Purchaser Representatives in violation of this Agreement or the Confidentiality Agreement, (iii) is independently developed by the Purchaser or its Subsidiaries without reference to the Company Confidential Information, or (iv) becomes available to the Purchaser or any of its Subsidiaries on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by the Purchaser or any of its Subsidiaries to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party.

                  (d) Unless otherwise agreed to by the Purchaser and the Company, the obligations of the Purchaser under Sections 7.5(a), 7.5(b) and 7.5(c) shall be binding until termination of the Services Agreement.

                  (e) The Purchaser hereby agrees that, unless otherwise agreed to by the Company, during the eighteen-month period commencing on the date of Closing neither the Purchaser nor any of its Subsidiaries will hire or solicit to employ any employees of the Company or any of its Subsidiaries with the title of Assistant Vice President or more senior, so long as they are employed by the Company or any of its subsidiaries, without obtaining the prior written consent of the Company, except that the Purchaser shall not be precluded from hiring any employee who has been terminated by the Company prior to commencement of employment discussions between the Purchaser and such employee, provided such hiring is consistent with such employee's contractual obligations to the Company, and the Purchaser shall not be precluded from engaging in a general solicitation of employment by virtue of a newspaper advertisement or other medium of general circulation.

                  (f) The Purchaser shall cause the Observer to hold in confidence and trust any information it obtains in connection with attending meetings (or receiving materials in connection with such meetings) of the Company's Board of Directors pursuant to Section 7.1(d) of this Agreement, and to act in a fiduciary manner with respect to such information as if such representative was a member of the Company's Board of Directors.

                  (g) The Confidentiality Agreement, dated as of July 23, 2002 (as amended or supplemented through the date hereof, the "Confidentiality Agreement"), among the Company, St. Paul and the Purchaser shall continue in full force and effect until the completion of the IPO and the Closing of the transactions contemplated hereunder, at which time it shall terminate with no further force and effect.]

                  7.6 COMPANY CONFIDENTIALITY. Commencing upon completion of the IPO and the Closing hereunder:

                  (a) The Company shall, shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause any officer, director, employee, agent or representative of the Company or any of its Subsidiaries (collectively, the "Company Representatives") to, keep all Purchaser Confidential Information (as defined herein) confidential and shall not use any Purchaser Confidential Information in any manner to the detriment of the Purchaser, except that (i) any Purchaser Confidential Information may be made to which the Purchaser consents in writing, and (ii) the Company may make the disclosures contemplated by
         Section 7.6(b). The Purchaser acknowledges and agrees that the Company, its Subsidiaries and its Affiliates are expected to be actively engaged in the business of reinsurance and insurance and other risk-exposed activities and markets, and nothing in this Section 7.6 shall be deemed to limit or restrict the conduct of the business of such entities as currently conducted or proposed to be conducted except as explicitly provided herein.

                  (b) In the event that the Company or the Company Representatives are requested or become legally compelled (by law, regulation, stock exchange rule, oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any of the Purchaser Confidential Information, the Company shall provide the Purchaser with prompt written notice of such request so that the Purchaser may seek a protective order or other appropriate remedy (and the Company shall cooperate in obtaining such protective order or other appropriate remedy) and/or waive compliance with the provides of this Section 7.6. In the event that such protective order or other remedy is not obtained, or that the Purchaser waives compliance with the provisions of this Section 7.6, the Company shall furnish only that portion of that Purchaser Confidential Information which the Company is advised by counsel is legally required.

                  (c) For purposes of this Section 7.5, "Purchaser Confidential Information" shall mean all confidential business, financial or other information of the Purchaser or its Subsidiaries furnished by or on behalf of the Purchaser or its Subsidiaries other than information which (i) was already in possession of the Company or its Subsidiaries, provided that such information is not known by the Company to be subject to a confidentiality agreement with or other obligation of secrecy to the Purchaser or another party, (ii) is or becomes generally available to the public other than as a result of a disclosure by the Company or the Company Representatives in violation of this Agreement,
         (iii) is independently developed by the Company or its Subsidiaries without reference to the Purchaser Confidential Information, or (iv) becomes available to the Company or any of its Subsidiaries on a non-confidential basis from a source other than the Purchaser or its advisors, provided that such source is not known by the Company or any of its Subsidiaries to be bound by a confidentiality agreement with or other obligation of secrecy to the Purchaser or another party.

                  (d) Unless otherwise agreed to by the Purchaser and the Company, the obligations of the Company under Sections 7.6.(a), 7.6.(b) and 7.6(c) shall be binding until termination of the Services Agreement.

                  7.7 SPECIFIC PERFORMANCE. Each of the Purchaser and the Company acknowledges that the other party would not have an adequate remedy at law for money damages if any of the covenants or agreements of the other party in Section 7.5 or 7.6 of this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         8. LEGEND. The Company and the Purchaser agree that the certificates for the Shares shall bear the following legend thereon, which legend shall remain until the date the securities represented by such certificates are transferred in accordance with the provisions of the Standstill Agreement. In the event of the termination of the Standstill Agreement pursuant to Section 13 thereof, the second sentence of the legend shall be removed:

         THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF A STANDSTILL AGREEMENT DATED __________, 2002, BY AND BETWEEN THE ISSUER AND THE PURCHASER IDENTIFIED THEREIN, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

         9. TERMINATION.

                  9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated by any party as set forth on Schedule 9.1 This Agreement may also be terminated:

         (a) at any time prior to the Closing, by mutual written agreement of the Company, St. Paul and the Purchaser;

         (b) at any time prior to the Closing, by any of St. Paul, the Company or the Purchaser if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

         (c) at any time prior to the Closing, if St. Paul notifies in writing the Company and the Purchaser that it has abandoned the IPO.

The party desiring to terminate this Agreement pursuant to clause 9.1(b) shall give written notice of such termination to the other parties.

                  9.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 9.1, such termination shall be without liability of either the Company or the Purchaser (or any stockholder, director, officer, employee, agent, consultant, advisor or representative of such party) to any other party; provided that no such termination shall relieve any party of liability for any breach of this Agreement prior to such termination.

         10. MISCELLANEOUS.

                  10.1 SURVIVAL. The representations and warranties set forth in
         Section 2, Sections 3.1 through 3.4 and Section 4 shall survive until three years after the date of the Closing. Except as otherwise provided herein, all covenants and agreements (but not representations and warranties, which are governed by the preceding sentence) of the parties herein shall survive the Closing until expiration of the applicable statute of limitations.

                  10.2 MUTUAL COVENANTS. The Company, St. Paul and the Purchaser mutually covenant to use their commercially reasonable efforts to obtain any required regulatory approvals, consents or acceptances required for the consummation of the transactions contemplated by this Agreement as promptly as is practicable after the date hereof. For greater certainty, the Purchaser will use commercially reasonable efforts to seek acceptance by the Maryland Insurance Administration of its Disclaimer of Control of the Company.

                  10.3 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and delivery to the Purchaser of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (b) the preparation, printing and delivery to the Purchaser of this Agreement, (c) the preparation, issuance and delivery of the certificates for the Shares to the Purchaser, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Shares to the Purchaser, and (d) the fees and disbursements of the Company's counsel, accountants and other advisors; PROVIDED, HOWEVER, that nothing in the foregoing shall affect the allocation of expenses as between the Company and St. Paul as set forth in the Formation Agreement. Except as provided in this Section, the Purchaser shall pay all of its own costs and expenses in connection with the transactions contemplated hereby, including the fees of its counsel. The Purchaser acknowledges and agrees that neither St. Paul nor any of its subsidiaries is a guarantor of, or is otherwise responsible for, the Company's profitability or viability. The Purchaser further acknowledges that the organization of the Company and the provisions of this Agreement are designed to attempt to ensure that neither St. Paul nor any of its subsidiaries can alone control the business or affairs of the Company. The Purchaser further acknowledges that, except as expressly set forth herein, all representations and warranties contained herein concerning the Company have been given by the Company and not by St. Paul. The Purchaser further acknowledges that all representations and warranties of St. Paul set forth in Sections 3.5 and 3.6 will expire at the Closing and that any inaccuracies in such representations and warranties shall not give rise to any claim by the Purchaser against St. Paul.

                  10.4 ENTIRE AGREEMENT. This Agreement, the RenRe Agreements, the other exhibits and schedules hereto and the Confidentiality Agreement (which Confidentiality Agreement shall terminate as of Closing) contain the entire understanding of the parties with respect to the subject matter of such agreements and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter of such agreements. This Agreement may not be amended nor may any provision be waived except by a writing signed, in the case of an amendment, by each party hereto and, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof unless the other party is materially prejudiced thereby, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. This Agreement is not assignable by either of the parties without the prior written consent of the other, except that prior to Closing, this Agreement may be transferred or assigned by the Purchaser to any one or more of its subsidiaries, substantially all of the capital stock of which is directly or indirectly owned by the Purchaser, that is a Foreign Corporation and a Qualified Institutional Buyer (as such term is defined in Rule 144A under the Act), PROVIDED that each such assignee enters into an agreement substantially identical to this Agreement and reasonably satisfactory to the Company and St. Paul and a Standstill Agreement substantially in the form of EXHIBIT A, PROVIDED FURTHER that no such transfer will relieve the Purchaser of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto, any subsidiary to whom the Shares are delivered pursuant hereto, and their respective successors and permitted assignees.

                  10.5 SEVERABILITY. If any term, provision or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

                  10.6 LIABILITY. Notwithstanding anything to the contrary herein, no party shall have any liability to any other party hereto if the Closing is not effected for any reason other than for breach of this Agreement by any such party. In no event shall any party have any liability to any other party hereto for lost profits or consequential, special or other than actual damages.

                  10.7 NOTICES. Any notices and other communications required to be given pursuant to this Agreement shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by facsimile or by telex, as follows:

         If to the Company:

                  Platinum Underwriters Holdings, Ltd.
                  Clarendon House
                  2 Church Street
                  Hamilton HM11
                  Bermuda
                  Attention:   General Counsel
                  Telecopier:  (441) 292-4720
         with a copy to:

                  Linda E. Ransom
                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019
                  Telecopier:  (212) 259-6333

         If to St. Paul:

                  The St. Paul Companies, Inc.
                  385 Washington Street
                  St. Paul, Minnesota  55102
                  Attention:  General Counsel
                  Telecopier: (410) 205-6967

         with a copy to:

                  Donald R. Crawshaw
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York  10004
                  Telecopier:  (212) 558-3588

         If to the Purchaser:

                  RenaissanceRe Holdings Ltd.
                  Renaissance House
                  8-12 East Broadway
                  Pembroke HM19 Bermuda
                  Attention:  Stephen H. Weinstein, General Counsel
                  Facsimile:  (441) 296-5037

         with a copy to:

                  John S. D'Alimonte
                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, NY 10019
                  Telecopier: (212) 728-8111

                  10.8 GOVERNING LAW, ETC. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such State. This Agreement may be executed in one or more counterparts, which together will constitute a single agreement.

                  10.9 JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or, if such court shall not have jurisdiction over such suit, any New York State court sitting in New York City, so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents only with respect to such suits, actions or proceedings to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.7 shall be deemed effective service of process on such party.

                  10.10 WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                  10.11 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  10.12 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement (other than with respect to any required disclosure under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the U.K. Financial Services and Markets Act 2000 or applicable insurance law) in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  10.13 INDEMNITY.

                  (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, Purchaser from any losses, damages, expenses or liabilities ("Damages"), arising out of actions or claims of third parties (excluding Purchaser's subsidiaries and controlled affiliates) arising out of any untrue statement or alleged untrue statement of any material fact contained in the registration statements on Form S-1 relating to the IPO and the sale of the ESUs, in any prospectus or preliminary prospectus included in such registration statement or in any amendment or supplement thereto filed with the SEC (collectively, "Registration Documents") or insofar as such Damages arise out of the omission or alleged omission from any Registration Document of a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in investigating or defending any such actions or claims as such expenses are incurred; PROVIDED that the Company is not liable in any such case to the extent that any such Damages arise out of an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for inclusion in such Registration Document.

                  (b) Purchaser shall indemnify and hold harmless, to the fullest extent permitted by law, the Company against any Damages to which the Company may become subject, under the Securities Act or otherwise, insofar as such Damages arise out of any untrue statement or alleged untrue statement of any material fact contained in the Registration Documents or insofar as such Damages arise out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Documents in reliance upon and in conformity with written information furnished to the Company by Purchaser expressly for inclusion in such Registration Document; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) St. Paul and the Company each hereby agree and acknowledge that as of the date hereof the only information provided by the Purchaser for inclusion in the draft of Amendment No. 6 to the Company's Registration Statement on Form S-1 attached as EXHIBIT D hereto consists of (i) the last sentence of the first paragraph under the heading "Prospectus Summary--The Company--RenaissanceRe's Share Ownership and Business Arrangements", (ii) the first sentence of the last paragraph under the heading "Prospectus Summary--The Company-- RenaissanceRe's Share Ownership and Business Arrangements", (iii) the final sentence of the first paragraph under the heading "Certain Relationships and Related Transactions--The RenaissanceRe Investment" on and (iv) the final sentence of the first paragraph under the heading "Certain Relationships and Related Transactions--The RenaissanceRe Investment--Business Arrangements", and that, as between St. Paul, the Company and the Purchaser, the Purchaser shall bear no other responsibility for the preparation of the Registration Statement other than as to the written information furnished to the Company by or on behalf of the Purchaser expressly for inclusion in such Registration Document.

                  10.14 RECOVERY FROM COMPANY DIRECTORS AND OFFICERS. In any legal action commenced by the Purchaser against the Company, any of its Subsidiaries or the officers and/or directors of the Company or such Subsidiaries, the Purchaser will not recover from any officer or director of any of the Company or its Subsidiaries any amount that is in excess of the amount the Company and/or such Subsidiaries are able to indemnify such officer or director, other than in the circumstance where such indemnification of such officer or director by the Company and/or such Subsidiaries is restricted due to such officer or director having engaged in fraud, intentional misconduct or criminal acts. The Purchaser and the Company agree that the officers and directors of the Company and its Subsidiaries are third party beneficiaries of the agreement set forth in this Section 10.14.

                  10.15 NO LIMIT ON RIGHT OF PARTIES TO COMPETE. Nothing in this Agreement or any agreement contemplated hereby shall in any circumstances be interpreted to limit or prevent, in any respect, the Company from competing with the Purchaser, or the Purchaser from competing with the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year hereinabove first written.

                                   RENAISSANCERE HOLDINGS, LTD.


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   PLATINUM UNDERWRITERS HOLDINGS, LTD.


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                   THE ST. PAUL COMPANIES, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT A

              [Letterhead of Platinum Underwriters Holdings, Ltd.]



                                                              _________ __, 2002

RenaissanceRe Holdings Ltd
Renaissance House
8-12 East Broadway
Pembroke HM 19
Bermuda

                   TRANSFER RESTRICTIONS, REGISTRATION RIGHTS
                            AND STANDSTILL AGREEMENT

Ladies and Gentlemen:

         Pursuant to an Investment Agreement, dated September 20, 2002, among Platinum Underwriters Holdings, Ltd, a Bermuda company (the "Company"), The St. Paul Companies, Inc. ("St. Paul") and the Purchaser identified therein ("Purchaser") (the "Investment Agreement"), the Company has agreed to sell to Purchaser or its permitted assignees, and Purchaser has agreed to purchase from the Company, (i) 3,960,000 Common Shares, par value $0.01 per share, of the Company and, in certain circumstances described in the Investment Agreement, has the right to purchase up to an additional 594,000 Common Shares (collectively, the "Shares") and (ii) an option (the "RenRe Option") to purchase up to 2,500,000 additional Common Shares pursuant to the RenRe Option Agreement attached as Exhibit B to the Investment Agreement.

         Unless the context otherwise requires, each reference herein to the Securities Act, the Exchange Act or Rule 144 (or any other rule, regulation or form promulgated under either such statute) shall be deemed to mean, as of any time, such statute, rule, regulation or form as then in effect, after all amendments thereto, or, if not then in effect, any successor statute, rule, regulation or form as then in effect, after all amendments thereto.

         The Company and Purchaser are entering into this Agreement to define the future relationship between the Company and Purchaser and in consideration of the mutual covenants and agreements contained herein.

1. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized terms have the respective meanings set forth below:

         "AFFILIATE" means, with respect to one person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person.

         "BENEFICIAL OWNER" and "BENEFICIALLY OWN" means, with respect to any person



                                      E-A-1

         (i) securities that such person or any of such person's Affiliates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; PROVIDED that a person shall not be deemed the "beneficial owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates until such tendered securities are accepted for payment, purchase or exchange, (B) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (2) is not also then reportable by such Person on
         Schedule 13D under the Exchange Act (or any comparable or successor report); or

         (ii) securities that are beneficially owned, directly or indirectly, by any other person (or any Affiliate thereof) with which such person (or any of such person's Affiliates) has any agreement, arrangement or understanding (whether or not in writing, but excluding customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities until the expiration of forty days after the date of such acquisition), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) above) or disposing of any Voting Securities.

         "COMMON SHARES" means the common shares, par value U.S. $0.01 per share, of the Company.

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

         "PURCHASER GROUP" means RenRe and its Subsidiaries at such time.

         "REGISTRABLE SHARES" means, at any time, any and all Common Shares owned by the Purchaser Group, whether issued to RenRe pursuant to the Investment Agreement or the RenRe Option or otherwise acquired, as the case may be, other than shares that have ceased to be Registrable Shares. Common Shares cease to be Registrable Shares (a) when a registration statement with respect to the disposition of such shares has become effective under the Securities Act and such shares shall have been disposed of pursuant to such registration statement, or (b) when such shares have been sold pursuant to Rule 144 under the Securities Act.

         "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with the demand rights set forth in Section 3(a) and piggy-back rights set forth in Section 3(b), including, (a) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (b) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares), (c) the cost of printing or preparing any registration statement, prospectus, offering circular, agreement among underwriters, underwriting agreement, blue sky memorandum, share certificates and any other


                                     E-A-2
documents in connection with the offering, purchase, sale and delivery of the Registrable Shares, (d) the costs and charges of any transfer agent and registrar and any custodian or attorney-in-fact appointed to act on behalf of Purchaser, (e) all messenger and delivery expenses of the Company, (f) the reasonable fees and expenses of any qualified independent underwriter, (g) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance and (h) any road show and marketing expenses; PROVIDED that Purchaser shall pay the fees and disbursements of its own counsel, if any, and all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of its Registrable Shares.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

         "SUBSIDIARY" means, as to any person, (i) any corporation 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person and (ii) any other person in which such person and/or one or more Subsidiaries of such person has a 50% equity interest at the time.

         "VOTING SECURITIES" means securities of the Company with the power to vote with respect to the election of directors generally, including, without limitation, Common Shares (or, where reference is made to the "voting securities of another corporation," such term shall mean securities that are generally entitled to vote in the election of directors of such other corporation).

         "WHOLLY OWNED SUBSIDIARY" means, as to any person, (i) any corporation 100% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (ii) any other person in which such person and/or one or more Wholly Owned Subsidiaries of such person has a 100% equity interest at the time.

2.       RESTRICTIONS ON TRANSFERS.

         (a) Purchaser agrees that, prior to the first anniversary of the Closing (as defined in the Investment Agreement), it will not, directly or indirectly, sell, transfer or otherwise dispose of any of the Shares or any interest therein, except that Purchaser may transfer Shares under the following circumstances:

         (i) to any Wholly Owned Subsidiary of Purchaser that enters into a standstill agreement with the Company containing terms and conditions substantially identical to those in this Agreement, PROVIDED that any such transferee shall not, at the time of the transfer or at any time thereafter, be other than a Foreign Corporation (as such term is defined in the Investment Agreement) and a Qualified Institutional Buyer (as such term is defined in


                                     E-A-3

         Rule 144A under the Securities Act), and in any case in accordance with all applicable law;

         (ii) pursuant to any tender offer or exchange offer which is recommended by the Board of Directors of the Company; or

         (iii) in a transfer by operation of law upon consummation of a merger or consolidation of Purchaser into another person.

         (b) Notwithstanding anything to the contrary in this Agreement, Purchaser may not, at any time, directly or indirectly, sell, transfer or otherwise dispose of more than 9.9% of the Common Shares outstanding at the time of such sale, transfer or other disposition to any person that generates 50% or more of its gross revenue in its most recent fiscal year for which financial statements are available, by writing property or casualty insurance or reinsurance, except in the following circumstances: (i) in connection with any tender offer or exchange offer made to all holders of outstanding Common Shares;
(ii) to a Wholly Owned Subsidiary of Purchaser provided that such Wholly Owned Subsidiary agrees in writing with the Company to the same transfer restrictions as are contained in this Section 2; or (iii) in a transfer by operation of law upon consummation of a merger or consolidation of Purchaser into another person.

         (c) For the avoidance of doubt, no transfer of Shares, RenRe Option Shares or the RenRe Option or any interest therein pursuant to this Section 2 or pursuant to the Option Agreement shall result in any increase in the number of Demand Requests (as defined below) available.

3.       REGISTRATION RIGHTS.

         (a)      DEMAND RIGHTS.

                  (i) From and after the first anniversary of the Closing (unless the Company consents to an earlier date, such consent not be unreasonably withheld), Purchaser has the right, on four occasions, to require the Company to file a registration statement on Form S-1, S-2 or S-3 (or Form F-1, F-2 or F-3) or any similar or successor to such Forms under the Securities Act for a public offering Registrable Shares, by delivering to the Company written notice, with a copy to St. Paul, stating that such right is being exercised, naming, if applicable, the members of the Purchaser Group whose Registrable Shares are to be included in such registration (collectively, the "Demanding Shareholders"), specifying the number of each such Demanding Shareholder's Registrable Shares to be included in such registration and describing the intended method of distribution thereof (a "Demand Request"); PROVIDED that, from and after the fifth anniversary of the Closing, Purchaser has the right to two additional Demand Requests if on such date Purchaser is the beneficial owner (directly or indirectly) of more than 9.9% of the Common Shares then outstanding. Upon receipt of a Demand Request, the Company shall use its reasonable best efforts to promptly effect the registration under the Securities Act of the Registrable Shares included in the Demand Request to permit the Demanding Shareholders to sell or otherwise dispose of its Registrable Shares included in the registration in accordance with the method or methods of distribution intended by the Demanding Shareholders. The


                                     E-A-4
         rights and obligations of the parties listed under this Section 3(a)(i) are subject to the other provisions of this Agreement.

                  (ii) The Company's obligations pursuant to Section 3(a)(i) above are subject to the following conditions:

                           (A) the Company is not obligated to fulfill a Demand
                  Request if it has fulfilled a Demand Request received during the period of 12 months immediately preceding the date of receipt of such Demand Request;

                           (B) the Company is not obligated to fulfill a Demand
                  Request unless the Demand Request is for such number of Registrable Shares with a market value that is equal to at least $50 million as of the date of such Demand Request, provided that the last Demand Request (as specified in Section 3(a)(i) of this Agreement) will not be subject to the limitations of this Section 3(a)(ii)(B);

                           (C) the Company shall, if requested by Purchaser,
                  undertake a "road show" and other customary marketing efforts in connection with the sale of Registrable Shares pursuant to such registration, at such times and in such manner as Purchaser may reasonably request;

                           (D) the Company is not obligated to fulfill the
                  requirements herein with regard to any registration relating to a Demand Request:

                                    (1) during any period of time (not to exceed
                           ninety (90) days in the aggregate during any period of twelve (12) consecutive months) after the Company has determined to proceed with a Securities Act registration of any of its securities and is diligently proceeding to complete such registration or any offering of securities pursuant thereto (whether for its own account or that of any shareholder but excluding any registration on Form S-8 under the Securities Act or any similar or successor form) if, in the judgment of a nationally recognized investment banking firm (which may be acting as managing underwriter for any such offering or as financial advisor to the Company), the fulfillment of such requirements or such filing would have an adverse effect on the offering,

                                    (2) during any period of time (not to exceed
                           ninety (90) days during any period of twelve (12) consecutive months) when the Company is in possession of material, non-public information that the Company would not be required to disclose publicly in the absence of any Securities Act registration of its securities, and the disclosure of which would be materially injurious to the Company, or

                                    (3) during any period of time (not to exceed
                           ninety (90) days during any period of twelve (12) consecutive months) when the Company is engaged in, or has determined to engage in and is proceeding diligently with, any program for the purchase of, or any tender offer or exchange offer for, its capital securities, and determines, on advice of nationally


                                     E-A-5
                           recognized independent U.S. counsel knowledgeable in such matters, that such program or offer and the requested registration may not proceed concurrently without violating Regulation M under the Exchange Act;

                           (E) the Company is not required to maintain the
                  effectiveness of a registration statement filed pursuant to
                  Section 3(a)(i) for a period in excess of 90 consecutive days, which period shall be tolled during any period in which the Company invokes its rights under Section 3(f); PROVIDED, HOWEVER, that, from and after the third anniversary of the Closing and receipt thereafter by the Company of written instructions from Purchaser to such effect, in the case of any registration of Registrable Shares on Form S-3 or F-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended until all such Registrable Securities are sold, PROVIDED that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, PROVIDED -------- FURTHER that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (1) includes any prospectus required by Section 10(a) of the Securities Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement and PROVIDED FURTHER that Purchaser shall give the Company written notice, with a copy to St. Paul, at least ten business days prior to the beginning of any fiscal quarter in which Purchaser intends to attempt to sell, transfer or otherwise distribute any Common Shares pursuant to this subsection (E) which are offered on a continuous or delayed basis, which notice shall specify the aggregate number of Common Shares Purchaser intends to attempt to sell, transfer or dispose of in such fiscal quarter:

                           (F) and shall not be required to file or maintain any
                  registration statement that permits a delayed or continuous offering to be made for more than 30 consecutive days, which period shall be tolled during any period in which the Company invokes its rights under Section 3(f), after such registration statement becomes effective;

                           (G) any underwriting agreement entered into in
                  connection with any public offering pursuant to this Section 3 shall contain a provision pursuant to which the managing underwriter of any such public offering shall agree to use its reasonable best efforts to avoid selling Registrable Shares to any one person or group of related persons (other than another dealer acting as an underwriter or member of any selling group in connection with such public offering) if, as a result of such sale, any person would beneficially or of record own directly or indirectly through a foreign corporation, or constructively under applicable rules contained in the Internal Revenue Code of 1986, as amended (the "Code"), more than 9.9% of the Voting Securities; and



                                     E-A-6

                           (H) Purchaser is entitled to designate any one or
                  more lawful methods of distribution permitted pursuant to the registration statement (including a firm commitment underwriting) to be the method of distribution for the registration pursuant to this Section 3(a), and Purchaser will sell its Registrable Shares included in the registration in the designated methods (and, in the case of any underwriting, on the same terms and conditions as the Company and any other selling shareholder); the intended methods of distribution shall be indicated in the Demand Request and shall be finally determined prior to filing the registration statement. In any distribution pursuant to a Demand Request involving an underwriter, Purchaser is entitled to select any nationally recognized investment banking firm to act as underwriter, PROVIDED that with respect to any Demand Requests and piggy-back registrations for which the Company -------- bears the costs and expenses pursuant to Section 3(g), such selection of an underwriter by Purchaser is subject to the consent of the Company, such consent not to be unreasonably withheld.

                  (iii) Subject to Section 3(c), the Company may elect to include in any registration statement filed pursuant to this Section 3(a) any Common Shares to be issued by it or held by any of its Subsidiaries or by any other shareholders only to the extent such shares are offered and sold pursuant to, and on the terms and subject to the conditions of, any underwriting agreement or distribution arrangements entered into or effected by the Demanding Shareholders.

                  (iv) Purchaser may withdraw a Demand Request at any time. A Demand Request withdrawn pursuant to this Section 3(a)(iv) is deemed not to have been made for purposes of Section 3(a) and is of no further effect if and only if Purchaser pays or reimburses the Company for all expenses and costs incurred by the Company in connection with such Demand Request.

         (b) "PIGGY-BACK" RIGHTS. If at any time after the Closing the Company proposes to register, for its own account or for the account of any shareholder, any Common Shares on a registration statement on Form S-1, S-2 or S-3 (or Form F-1, F-2 or F-3) or any similar or successor to such Forms under the Securities Act for purposes of a public offering of such Common Shares, other than pursuant to a Demand Request, Purchaser has the right to include any Registrable Shares in such registration. The Company shall give prompt written notice of any such proposal, including the intended method of distribution of such Common Shares, to Purchaser. Subject to Section 3(c), upon the written request (a "Piggy-Back Request") of Purchaser, given within fifteen (15) business days after the transmittal of any such written notice, the Company will use its reasonable best efforts to include in such public offering any or all of the Registrable Shares then held by Purchaser or, if applicable, the Purchaser Group, to permit the sale of such Registrable Shares pursuant to the intended method or methods of distribution; PROVIDED that any participation in such public offering by Purchaser must be on substantially the same terms as the Company's and each other shareholder's participation therein; and PROVIDED FURTHER, that the total number of Common Shares to be included in any such public offering may not exceed the Maximum Number (as defined below), and Common Shares must be allocated to give effect to this proviso as provided in Section 3(c). Purchaser has the right to withdraw a Piggy-Back Request by giving written notice to the Company of its election to withdraw such


                                     E-A-7
request at least five (5) business days prior to the proposed filing date of such registration statement. Each Piggy-Back Request by Purchaser must specify the members of the Purchaser Group whose Registrable Shares are to be included in the registration and the number of shares for each such member. The Company is entitled to select any nationally recognized investment banking firm as underwriter in a registration pursuant to this Section 3(b).

         (c) ALLOCATION OF SECURITIES INCLUDED IN A PUBLIC OFFERING. If the managing underwriter or placement agent for any public offering effected pursuant to Section 3(a) or Section 3(b) (or, if there is none, a nationally recognized investment banking firm acting as financial advisor to the Company) advises the Company and Purchaser in writing that the number of Common Shares sought to be included in such public offering (including those sought to be offered by the Company and those sought to be offered by St. Paul and Purchaser) exceeds the maximum number of Common Shares whose inclusion in such public offering would not be reasonably likely to have an adverse effect on the price, timing or distribution of the Common Shares included in such public offering (the "Maximum Number"), the Company shall allocate Common Shares to be included in such public offering up to the Maximum Number as follows:

                  (i) in the case of any registration pursuant to Section 3(a), first to the Demanding Shareholders, subject, if applicable, to allocation below the Maximum Number in such manner as they may agree among themselves; then, as to any excess, to the Company; and

                  (ii) in the case of any registration pursuant to Section 3(b), first to the Company for its own account; then to Purchaser and each other shareholder designated by the Company, subject to allocation below the Maximum Number pro rata according to the number of Registrable Shares held by the Purchaser Group or by such other shareholder, as the case may be.

Purchaser may allocate any allocation made to it pursuant to this Section 3(c) among the members of the Purchaser Group as it wishes. The Company may allocate any allocation made to it pursuant to Section 3(c)(i) among itself, its Subsidiaries and its shareholders as it wishes, and may allocate any allocation made to it for its own account pursuant to Section 3(c)(ii) among itself and its Subsidiaries as it wishes.

         (d)      INDEMNIFICATION.

                  (i) The Company shall indemnify, to the extent permitted by law, and hold harmless Purchaser and each member of the Purchaser Group and each underwriter against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof ("Claims"), to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, in any prospectus or preliminary prospectus included in such registration statement or in any amendment or supplement thereto filed with the SEC (collectively, "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made


                                     E-A-8
         therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim as such expenses are incurred; PROVIDED that the Company is not liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

                  (ii) In connection with any registration in which Purchaser is participating, Purchaser shall indemnify, to the extent permitted by law, and hold harmless the Company and each underwriter against any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; PROVIDED, HOWEVER, that such indemnification is payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser or any member of the Purchaser Group specifically for use in the preparation of such Registration Document.

                  (iii) Any person entitled to indemnification under Section 3(d)(i) or (ii) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 3(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 3(d)(i) or (ii). In case any action is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party is entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably acceptable to the indemnified party, who may be counsel for the indemnifying party unless the indemnified party reasonably concludes such counsel would have a conflict of interest in representing both indemnified and indemnifying parties (PROVIDED, that the Company is not responsible for the fees and expenses of more than one counsel for all indemnified parties with respect to any Claim or group of Claims alleged to have arisen from similar facts); and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party is not liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party is not liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party may, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in


                                     E-A-9
         respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (iv) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless, an indemnified party in respect of any Claim, (a) if the indemnified party is an underwriter, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by Purchaser and the Company, on the one hand, and the indemnified party, on the other, from the offering of securities to which such Registration Documents relate, (b) as between the Company and Purchaser, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits to and the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations. If, however, the allocation provided in clause (a) or (b) of the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by clause (iii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect both the relative benefits and the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such Claims as well as any other relevant equitable considerations. The relative benefits received by Purchaser and the Company, on the one hand, and by the underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the securities (before deducting expenses) received by Purchaser and the Company, on the one hand, bear to the total underwriting discounts and commissions received by the underwriters, on the other hand, in connection with such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (v) As a condition to their obligations under this Section 3(d), each of the Company and Purchaser must have received from each underwriter of Registrable Shares included in a registration statement filed under the Securities Act pursuant to Section 3(a) or 3(b) an undertaking to indemnify, to the extent permitted by law, and hold harmless the Company and Purchaser against (or if such indemnity is unavailable or is insufficient to hold harmless an indemnified party, to provide contribution, on substantially the same basis provided to such underwriter in accordance with Section 3(d)(iv), in respect of) any


                                     E-A-10

         Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that such indemnification (or contribution, as the case may be) shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such underwriter specifically for use in the preparation thereof. Notwithstanding the foregoing, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligation of any underwriters to provide indemnification (or contribution, as the case may be) pursuant to this paragraph (v) shall be several in proportion to their respective underwriting commitments and not joint.

                  (vi) The maximum liability of Purchaser to indemnify or contribute payments pursuant to this Section 3(d) may not exceed the aggregate net proceeds from the sale of Common Shares (including the sale of Common Shares, if any, pursuant to the exercise of an over-allotment option) to Purchaser in such registration.

                  (vii) The obligations of the Company pursuant to this Section 3(d) are in addition to any liability which the Company may otherwise have and extends, upon the same terms and conditions, to each officer, director and general partner of any underwriter or Purchaser and to each person, if any, who controls any underwriter or Purchaser within the meaning of the Securities Act. The obligations of Purchaser pursuant to this Section 3(d) are in addition to any liability which Purchaser may otherwise have and extends, upon the same terms and conditions, to each officer, director and general partner of the Company, any underwriter and to each person, if any, who controls the Company or any underwriter within the meaning of the Securities Act. The obligations of any underwriter pursuant to this Section 3(d) are in addition to any liability which such underwriter may otherwise have and extends, upon the same terms and conditions, to each officer, director and general partner of the Company or Purchaser and to each person, if any, who controls the Company or Purchaser within the meaning of the Securities Act.

                  (viii) The indemnification provisions set forth in this section are the sole and exclusive remedy of the parties hereto for any and all claims for indemnification under this Agreement.

         (e) REQUIREMENTS WITH RESPECT TO REGISTRATION. If and whenever the Company is required by the provisions hereof to use its reasonable best efforts to register any Registrable Shares under the Securities Act, the Company shall, as promptly as practicable:



                                     E-A-11

                  (i) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for the periods specified herein.

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the Securities Act and any regulations promulgated thereunder with respect to the sale or other disposition of such Registrable Shares, for as long as a prospectus relating to any such Registrable Shares is required to be delivered under the Securities Act, subject to the limitation in
         Section 3(a)(ii)(F).

                  (iii) Furnish to each member of the Purchaser Group participating in the offering copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the Securities Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of such Registrable Shares, but only while the Company is required under the provisions hereof to keep the registration statement current.

                  (iv) Use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the managing underwriter or placement agent (or, if none, Purchaser) shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such managing underwriter, placement agent or Purchaser to consummate the disposition of the Registrable Shares in such jurisdictions; PROVIDED, HOWEVER, that in no event is the Company required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so unless the Company shall have received a reasonably satisfactory indemnity in respect thereto; or to subject itself to any insurance regulation in any jurisdiction in which it has not theretofore been so subject.

                  (v) Notify Purchaser, at any time when a prospectus relating to any Registrable Shares covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, subject to the limitation in Section 3(a)(ii), promptly prepare and furnish to Purchaser and each underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a


                                     E-A-12
         material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (vi) As soon as practicable after the effective date of such registration statement, and in any event within eighteen (18) months thereafter, make generally available to Purchaser an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, including at the Company's option, Rule 158 thereunder.

                  (vii) Deliver promptly to Purchaser, upon Purchaser's written request, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit Purchaser to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Purchaser agrees that it will use its reasonable best efforts not to interfere unreasonably with the Company's business when conducting any such investigation. Purchaser shall not, and shall not permit any member (other than a member controlling Purchaser) of the Purchaser Group and shall use its reasonable best efforts to cause any member of the Purchaser Group controlling Purchaser and any underwriter in connection with such offering not to, disclose any material non-public information received from the Company pursuant to this Section 3(e)(vii) unless such material non-public information becomes generally known on a non-confidential basis other than as a result of the breach of any obligation of confidentiality.

                  (viii) The Company agrees that it will use its reasonable best efforts to obtain "cold comfort" letters from the Company's independent public accountants (including one letter when such registration statement goes effective and one at the closing) in customary form and covering such matters of the type customarily covered by such "cold comfort" letters.

                  (ix) Enter into underwriting or placement agreements in the customary form, including, without limitation, representations and warranties and indemnification and contribution provisions for any underwriter or placement agent selling Registrable Shares hereunder.

                  (x) Use its commercially reasonable efforts to qualify (and remain qualified) for registration on Form S-3 or F-3, as applicable.

         (f) USE OF REGISTRATION STATEMENT. Purchaser shall, and shall cause each other member (other than a member controlling Purchaser) of the Purchaser Group and shall use its reasonable best efforts to cause each member of the Purchaser Group controlling Purchaser and each underwriter in connection with any public offering to, upon receipt by Purchaser of the Company's notice pursuant to Section 3(e)(v), promptly discontinue the disposition of Registrable Shares pursuant to the prospectus and registration statement contemplated by such notice, until such time as Purchaser and the underwriters have received copies of the amended or supplemented prospectus contemplated by Section 3(e)(v) and upon such receipt by Purchaser,


                                     E-A-13

Purchaser shall, and shall use its reasonable best efforts to cause each underwriter in connection with any public offering to, deliver to the Company all copies in the possession of Purchaser or any such underwriter at the time of receipt by Purchaser of the Company's notice pursuant to Section 3(e)(v) of any prospectus covering Registrable Shares.

         (g)      EXPENSES.

                  (i) The Company shall pay (to the extent permitted by the Bermuda Companies Act 1981 as then in effect) the Registration Expenses (other than underwriting discounts and commissions, which shall be borne by Purchaser) incurred in connection with the first two Demand Requests, and Purchaser shall pay the Registration Expenses (including the underwriting discounts and commissions) incurred in connection with all other Demand Requests, PROVIDED that in each case, each of the Company and Purchaser shall pay the expenses of its own legal counsel and PROVIDED FURTHER, that to the extent the Company files a registration statement in response to a Demand Request made prior to the first anniversary of the Closing, Purchaser will pay the Registration Expenses (including the underwriting discounts and commissions) and such Demand Request shall not be considered one of the first two Demand Requests for purposes of this Section 3(g)(i).

                  (ii) With respect to the Registration Expenses (other than underwriting discounts and commissions, which shall be borne by Purchaser) incurred in connection with any piggy-back registration under Section 3(b), Purchaser shall only pay such portion of such expenses that is equal to the fraction, (A) the numerator of which is the number of Registrable Shares registered (subject to any cutback) pursuant to the applicable Piggy-Back Request of Purchaser, and (B) the denominator of which is the total number of Common Shares registered under the applicable registration statement.

         (h) CERTAIN OBLIGATIONS OF PURCHASER. Purchaser shall provide such information to the Company as the Company may reasonably request in connection with any registration hereunder of Registrable Shares for Purchaser's account and shall dispose of any such Registrable Shares pursuant to any registration hereunder in the manner contemplated thereby, and shall notify the Company in writing if it becomes aware of any material change or inaccuracy in such information.

         (i) TRANSFER OF RENRE OPTION. In the event Purchaser transfers the RenRe Option to one or more transferees pursuant to Section 6(c) of the RenRe Option Agreement, following execution by any such transferee and delivery to the Company of an instrument reasonably acceptable to the Company acknowledging that such transferee has become a party to this Agreement and assumed Purchaser's rights and obligations hereunder, all references herein to Purchaser with respect to Registrable Shares consisting of Common Shares issuable pursuant to the RenRe Option Agreement shall be deemed to apply (i) in the case of a transfer of the RenRe Option in whole, solely to the transferee of the RenRe Option and (ii) in the case of a transfer of the RenRe Option in part, collectively either to the transferees of the RenRe Option or, if Purchaser has retained a portion of the RenRe Option, to Purchaser and such transferee(s). The Company shall be entitled to rely solely upon the instructions of Purchaser or the transferee of the RenRe Option designated in writing by RenRe with respect to any rights granted hereunder


                                     E-A-14
to the holders of Registrable Option Shares. The number of demand and piggy back registration rights afforded Purchaser hereunder shall apply in aggregate to Purchaser and any and all said transferees, without any increase in the number of said demand and piggy back registration rights. There are no registration rights with respect to the RenRe Option itself.

         (j) LOCK-UP ARRANGEMENTS. Purchaser agrees that, upon the request of the Company, it shall agree to any lock-up arrangement requested by any underwriter for up to a 90 day period following the effectiveness of any Securities Act registration statement covering the Company's capital securities (but excluding any registration on Form S-8 under the Securities Act or any similar successor form), PROVIDED, that if such registration statement relates to a public offering of Common Shares, other than pursuant to a Demand Request, Purchaser has the right to submit a Piggy-Back Request to the Company pursuant to Section 3(b) without regard to the notice requirement in such section.

         (k) AVAILABILITY OF RULE 144. The Company shall use its reasonable best efforts to ensure that the information requirement set forth in paragraph (c) of Rule 144 is satisfied so that the safe harbor provided by Rule 144 is available to Purchaser for all transfers of Registrable Shares made after the 90th day after the Company becomes subject to the reporting requirements of Section 13 of the Exchange Act. Upon request made by Purchaser at any time during such period, the Company will provide Purchaser with a written statement confirming that the Company has been subject to and has complied with the reporting requirements as provided in said paragraph (c), unless the Company has included such a statement in its then-latest annual or quarterly report filed with the SEC.

         (l) TERMINATION OF CERTAIN RIGHTS. The rights of Purchaser to make a Piggy-Back Request pursuant to Section 3(b) shall terminate on the first day after the Closing on which Purchaser does not have a right to make a Demand Request pursuant to Section 3(a) (the "Termination Date"); PROVIDED that, as to any Registrable Shares that are subject to a Demand Request or Piggy-Back Request duly delivered on or prior to the Termination Date, such termination will be delayed until such shares have been disposed of pursuant to such registration statement or such offering has been completed or abandoned.

4.       STANDSTILL AND VOTING PROVISIONS; SHARE REPURCHASES.

         (a) Purchaser agrees that except as contemplated in the Investment Agreement, Purchaser and its Subsidiaries will not, and Purchaser will use its commercially reasonable efforts to cause its Affiliates and any officer, employee, agent or representative of Purchaser or such Affiliates (collectively, the "Representatives") to not, directly or indirectly, (i) advise or encourage any party or entity with respect to the voting of any Voting Securities in an attempt to cause a Change in Control of the Company, (ii) initiate or otherwise solicit shareholders of the Company for the granting of any proxy or the approval of one or more shareholder proposals, or induce any other party or entity to seek any proxy or to initiate any shareholder proposal, that in any case results or is designed to result in a Change in Control of the Company, or
(iii) directly or indirectly acquire, announce an intention to acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of any Voting Securities, if, immediately after any such acquisition, Purchaser or any Subsidiary of Purchaser would beneficially or of record own, in the aggregate, more than 19.9% of the Voting Securities then outstanding, except with the prior


                                     E-A-15
written approval of the Company, provided, that nothing herein shall limit the ability of Purchaser or any of its Affiliates to discuss any matter, including a Change in Control of the Company with St. Paul or any of its Affiliates. A "Change in Control" of the Company is deemed to have occurred if (i) any person or group (as defined for purposes of Section 13 of the Securities Exchange Act of 1934, as amended) (excluding the Company or any Subsidiary thereof) becomes the beneficial owner of more than 50% of the outstanding equity securities of the Company representing the right to vote for the election of directors or (ii) there shall occur a merger, consolidation or other business combination in which the Company is acquired (unless the shareholders of the Company immediately before such business combination own, directly or indirectly, immediately following such business combination, at least a majority of the combined voting power of the entity resulting from such business combination).

         (b) In the event that the Company determines to effect repurchases of its Common Shares (and, if applicable, New Securities, as defined below) in a repurchase program approved by its board of directors, then Purchaser must sell to the Company, on each day on which any Common Shares are so repurchased at a price equal to the average price of repurchases by the Company on such day, such number of Common Shares necessary to limit Purchaser's beneficial ownership interest in the Company to no more than 19.9% of the outstanding Voting Securities (on an Unadjusted Basis (as defined in the Company's bye-laws)) after all such repurchases, or such higher limit as the Company may approve in writing; PROVIDED, that Purchaser may require that any repurchases from it by the Company must be at the average purchase price of any repurchases effected by the Company on such day pursuant to Rule 10b-18 under the Exchange Act. The precise number of Common Shares to be repurchased by the Company from Purchaser will be rounded up to the nearest round lot number.

         (c) Notwithstanding anything in Section 4(b) to the contrary, if (i) Purchaser beneficially owns less than 19.9% of the outstanding Voting Securities on an Unadjusted Basis (as defined in the Company's bye-laws) or such higher limit as the Company may approve in writing other than as a result of any voluntary sale of Common Shares by Purchaser, and (ii) Purchaser thereafter purchases Common Shares to maintain such beneficial ownership level at 19.9% or such higher limit as the Company may approve in writing either (A) in accordance with its pre-emptive rights under Section 5 or (B) in the open market, in each case within 60 days after suffering such dilution, then any repurchases by the Company of its Common Shares in the period that is six months plus one day from the trade date of any such purchase by Purchaser in accordance with clause (A) or (B) may only be effected in a manner that either does not trigger Purchaser's obligation pursuant to Section 4(b) to sell back Common Shares to the Company, or would not result in any requirement by Purchaser to disgorge profits pursuant to Section 16(b) of the Exchange Act.

         (d) Purchaser shall use its commercially reasonable efforts to cause all Voting Securities beneficially owned directly or indirectly by it or any Subsidiary to be present for quorum purposes, in person or represented by proxy at every meeting of holders of Common Shares (or, if applicable, in any matter to be acted upon by written consent of shareholders without a meeting).



                                     E-A-16

5.       PRE-EMPTIVE RIGHTS.

         (a) If the Company proposes to issue (a "DILUTIVE TRANSACTION") any Common Shares or any securities convertible into or exchangeable for or carrying in any way the right to acquire Common Shares (the "NEW SECURITIES"), Purchaser will have the right to subscribe for up to such number of New Securities as is necessary to maintain Purchaser's beneficial ownership interest in the Company at the same percentage owned immediately prior to the Dilutive Transaction (assuming conversion or exchange of the New Securities; PROVIDED, HOWEVER, that Purchaser shall not have a right to subscribe for any New Securities if the ownership of such New Securities would cause Purchaser to beneficially own in excess of 19.9% of the outstanding Voting Securities, or such higher limit as the Company may approve in writing. The precise number of New Securities to be issued to Purchaser will be rounded up to the nearest round lot number. For the avoidance of doubt, the issuance of Common Shares upon the settlement of the Purchase Contracts forming part of the ESUs is deemed to be a Dilutive Transaction.

         (b) If the Company proposes to issue New Securities, it shall give Purchaser 30 days' written notice of its intention, describing the type and number of New Securities and the price and terms upon which the Company proposes to issue the same. Purchaser shall have ten days from the date of receipt of any such notice to agree to purchase up to Purchaser's PRO RATA share of New Securities specified above for the same price paid to the Company in connection with such Dilutive Transaction (i.e., less underwriting discounts and commissions) by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (c) In the event that Purchaser fails to exercise its pre-emptive right within the ten-day notice period, the Company shall have 120 days thereafter to sell the New Securities with respect to which Purchaser's pre-emptive right was not exercised, upon the same terms specified in the Company's notice to Purchaser (except that underwriting discounts and commissions may be paid), PROVIDED that the Company shall not be obligated to issue such New Securities. To the extent the Company does not sell all the New Securities offered within such 120-day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to Purchaser in the manner provided above.

         (d) Notwithstanding anything in this Section 5 to the contrary, the parties hereby agree that

                  (i) any New Securities issued pursuant to (A) any director or employee benefit plans of the Company or (B) any acquisition transaction engaged in by the Company are not to be deemed Dilutive Transactions and that, consequently, no pre-emptive rights will attach with respect to New Securities issued pursuant to clauses (A) and (B);

                  (ii) Purchaser's pre-emptive rights to subscribe for New Securities will terminate without any further action by either party hereto at such time as Purchaser beneficially owns less than 6.25% of the outstanding Common Shares;

                  (iii) Purchaser shall have no pre-emptive rights with respect to any proposed Dilutive Transaction if (A) to the extent a proposed Dilutive Transaction is an


                                     E-A-17
         underwritten public offering, the underwriters request a reduction of the number of New Securities to be issued, or (B) prior to a Dilutive Transaction a nationally recognized investment bank mutually agreed by the parties advises Purchaser and the Company in writing that Purchaser exercising pre-emptive rights in connection with such Dilutive Transaction would materially hinder or interfere with such proposed Dilutive Transaction;

                  (iv) with respect to any New Securities that are securities convertible into or exchangeable for or carrying in any way the right to acquire Common Shares ("Convertible New Securities"), the terms of such Convertible New Securities issuable to Purchaser upon exercise of the pre-emptive rights shall contain provisions which preclude conversion into or exchange for the underlying Common Shares until such time as Purchaser's ownership of Voting Securities measured immediately after such conversion or exchange is no more than 19.9% of the total number of outstanding Voting Securities, or such higher limit as the Company may approve in writing. Ownership for this purpose will be determined under Section 958 of the Code. These special limitations on conversions or exchanges shall lapse upon a transfer of the Convertible New Securities by Purchaser to a person with which Purchaser has no constructive ownership relationship under Section 958 of the Code; and

                  (v) Purchaser shall have no pre-emptive rights in the event of an issuance of Common Shares upon the conversion or exchange of New Securities with respect to the issuance of which Purchaser had pre-emptive rights.

         (e)      COOPERATION.

                  (i) For so long as Purchaser has the right to exercise any pre-emptive rights pursuant to this Section 5, each party hereto shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all governmental authorities and officials that may be or become necessary in connection with Purchaser's exercise of such rights, and will cooperate reasonably with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto agree to cooperate reasonably, complete and file any joint applications for any authorizations from any governmental authorities reasonably necessary or desirable to effectuate the transactions contemplated by this
         Section 5. The parties hereto agree that they will keep each other apprised of the status of matters relating to the exercise of the pre-emptive rights contemplated under this Section 5, including reasonably promptly furnishing the other with copies of notices or other communications received by the Company or Purchaser, from all third parties and governmental authorities with respect to the pre-emptive rights contemplated by this Section 5.

                  (ii) For so long as Purchaser has the right to exercise any pre-emptive rights pursuant to this Section 5, the Company and Purchaser agree to reasonably promptly prepare and file, if necessary, any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") in order to enable Purchaser to exercise such pre-emptive rights under this Section
         5. Each party hereby


                                     E-A-18
         covenants to cooperate reasonably with the other such party to the extent reasonably necessary to assist in making any reasonable supplemental presentations to the FTC or the DOJ, and, if requested by the FTC or the DOJ, to reasonably promptly amend or furnish additional information thereunder.

                  (iii) Any reasonable out-of-pocket costs and expenses arising in connection with actions taken pursuant to this Section 5(e) shall be borne by Purchaser.

         6. SPECIFIC PERFORMANCE. Each of Purchaser and the Company acknowledges that the other party would not have an adequate remedy at law for money damages if any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         7. LEGEND. Each of the Company and Purchaser agrees that the certificates for the Shares and the RenRe Option shall bear the following legend thereon, which legend shall remain until the date the securities represented by such certificates are transferred in accordance with the provisions of this Agreement. In the event of the termination of this Agreement pursuant to Section 13, the second sentence of the legend shall be removed:

         THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, AND ANY COMMON SHARES ISSUED UPON EXERCISE HEREOF WILL BE ISSUED AND SOLD, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF A TRANSFER RESTRICTIONS, REGISTRATION RIGHTS AND STANDSTILL AGREEMENT DATED __________, 2002, BY AND BETWEEN THE ISSUER AND THE PURCHASER IDENTIFIED THEREIN, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

         8. ENTIRE AGREEMENT. This Agreement, the Investment Agreement, the Services Agreement, the RenRe Option Agreement and the Confidentiality Agreement (which Confidentiality Agreement shall terminate as of Closing), contain the entire understanding of the parties with respect to the subject matter of such agreements. This Agreement may not be amended or any provision waived except by a writing signed, in the case of an amendment, by each party hereto and, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof unless the other party is materially prejudiced thereby, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights and remedies provided by law.

         9. ASSIGNMENT. This Agreement is not assignable by either of the parties without the prior written consent of the other, except that this Agreement may be assigned by the Purchaser to (i) any Subsidiary of Purchaser that is a Foreign Corporation (as defined in the Investment


                                     E-A-19

Agreement) and a Qualified Institutional Buyer (as such term is defined in Rule 144A under the Act), PROVIDED that such assignee enters into an assumption agreement reasonably satisfactory to the Company, and, PROVIDED FURTHER that no assignment pursuant to this clause shall relieve Purchaser of its obligations hereunder, and (ii) Purchaser may assign in whole or in part its rights and obligations under this Agreement (excluding Sections 4 and 5 hereof) to any transferee of Registrable Shares representing more than 4% of the outstanding Common Shares. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10. SEVERABILITY. If any term, provision or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

         11. NOTICES. Any notices and other communications required to be given pursuant to this Agreement shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by facsimile or by telex, as follows:

         If to the Company:

                  Platinum Underwriters Holdings, Ltd.
                  Clarendon House
                  2 Church Street
                  Hamilton HM (11)
                  Bermuda
                  Attention:   General Counsel
                  Telecopier:  (441) 292-4720

         with copies to:

                  Linda E. Ransom
                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019
                  Telecopier:  (212) 259-6333

         If to Purchaser:

                  RenaissanceRe Holdings Ltd.
                  Renaissance House
                  8-12 East Broadway
                  Pembroke HM19 Bermuda
                  Attention:  Stephen H. Weinstein, General Counsel
                  Telecopier: (441) 296-5037



                                     E-A-20
         with copies to:

                  John S. D'Alimonte
                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York  10019
                  Telecopier:  (212) 728-8111

         12. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only upon the execution and delivery of this Agreement by the parties hereto and the occurrence of the Closing under the Investment Agreement.

         13. TERMINATION. This Agreement shall terminate upon the occurrence of any of the following:

         (a) the written agreement of the Company and Purchaser to terminate this Agreement; or

         (b) Purchaser shall cease to own Voting Securities.

provided, that the provisions set forth in Section 4(a) hereof will continue in effect until six months after the termination of this Agreement.

         14. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         15. GOVERNING LAW, ETC. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such State. This Agreement may be executed in one or more counterparts, which together will constitute a single agreement.

         16. JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or, if such court shall not have jurisdiction over such suit, any New York State court sitting in New York City, so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents only with respect to such suits, actions or proceedings to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Without limiting the foregoing, each party agrees that service of process on such party by hand delivery as provided in Section 11 shall be deemed effective service of process on such party.



                                     E-A-21

         17. WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         18. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.




                                     E-A-22

         If you are in agreement with the foregoing, please sign the accompanying copy of this letter and return it to the Company, whereupon this letter shall be a binding agreement between you and the Company.

                                           Very truly yours,

                                           PLATINUM UNDERWRITERS HOLDINGS, LTD.


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

Accepted and agreed as of the date first written above:

RENAISSANCERE HOLDINGS, LTD.


By:
   -----------------------------------------
Name:
Title:




                                     E-A-23

                                                                       EXHIBIT B

                         RENAISSANCERE OPTION AGREEMENT

NONE OF THE RENRE OPTION (AS DEFINED BELOW) AND THE COMMON SHARES DELIVERABLE UPON EXERCISE OF THE RENRE OPTION HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933. NEITHER THE RENRE OPTION, NOR ANY INTEREST THEREIN, NOR ANY COMMON SHARES DELIVERABLE UPON EXERCISE THEREOF MAY BE ASSIGNED OR OTHERWISE TRANSFERRED, DISPOSED OF OR ENCUMBERED EXCEPT FOLLOWING RECEIPT BY PLATINUM UNDERWRITERS HOLDINGS, LTD. (THE "COMPANY") OF EVIDENCE SATISFACTORY TO IT, WHICH MAY INCLUDE AN OPINION OF UNITED STATES COUNSEL, THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS AND UPON OBTAINMENT OF ANY REQUIRED GOVERNMENT APPROVALS. TRANSFER (AS DEFINED IN THE COMPANY'S BYE-LAWS) OF THE RENRE OPTION OR ANY INTEREST THEREIN, OR ANY COMMON SHARES DELIVERABLE UPON EXERCISE THEREOF, MAY BE DISAPPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY IF, IN ITS REASONABLE JUDGMENT, IT HAS REASON TO BELIEVE THAT SUCH TRANSFER MAY EXPOSE THE COMPANY, ANY SUBSIDIARY THEREOF, ANY SHAREHOLDER OR ANY PERSON CEDING INSURANCE TO THE COMPANY OR ANY SUCH SUBSIDIARY TO ADVERSE TAX OR REGULATORY TREATMENT IN ANY JURISDICTION. COMMON SHARES OBTAINED UPON EXERCISE OF THE RENRE OPTION ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 6(C) OF THIS OPTION AGREEMENT.

         This OPTION AGREEMENT is made this [___] day of September 2002 between PLATINUM UNDERWRITERS HOLDINGS, LTD., a company organized under the laws of the Islands of Bermuda (the "Company"), and RENAISSANCERE HOLDINGS LTD., a company organized under the laws of the Islands of Bermuda ("RenRe").



                                R E C I T A L S :

         WHEREAS, the Company is contemplating an initial public offering (the "Public Offering") of its common shares of par value U.S. $0.01 per share (the "Common Shares");

         WHEREAS, RenRe and the Company have entered into an Investment Agreement, dated as of September 20, 2002 (the "Investment Agreement") in which RenRe and the Company have set forth certain terms of their continuing relationship following the Public Offering; and

         WHEREAS, as contemplated by the Investment Agreement, contingent upon the consummation of the Public Offering, RenRe will purchase from the Company a number of Common Shares determined as set forth in the Investment Agreement and the RenRe Option, as defined below, exercisable under the circumstances specified in this Agreement.

         NOW, THEREFORE, in furtherance of the transactions contemplated by the Investment Agreement, and in consideration of the mutual promises, covenants and agreements set forth


                                      E-B-1
therein and herein, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.       (a)      The Company grants RenRe an option (the "RenRe Option") to purchase for cash up to 2,500,000 Common Shares (the "RenRe Option Shares") following the completion of the Public Offering.

         (b) The RenRe Option is exercisable, at an exercise price per Common Share equal to 120 percent of the initial public offering price per Common Share (the "RenRe Option Price"), in whole or in part at any time prior to the tenth anniversary of the completion of the Public Offering (the "Exercise Period").

         (c) An "Exercise Date" is any day during an Exercise Period, other than a Saturday, Sunday or other day on which banking institutions in New York City or Bermuda are authorized or obligated by law or executive order to close (a "Business Day"). A RenRe Option may be exercised as provided herein until 12:01 A.M., New York City time, on the first day after the expiration of the Exercise Period.

         (d) Notwithstanding anything to the contrary in this Agreement, RenRe's beneficial ownership interest in the Common Shares may not at any time and under any circumstances exceed 19.9% of the then outstanding Common Shares or such higher limit as the Company may approve in writing. It is agreed and understood that, prior to any exercise of the RenRe Option, RenRe shall, if necessary, dispose of such number of Common Shares so that, immediately after any exercise of the RenRe Option, except with the prior written approval of the Company, RenRe will not beneficially own more than 19.9% of the then outstanding Common Shares.

         (e) RenRe Option Shares upon issue will rank equally in all respects with the other Common Shares of the Company, but in no case will any RenRe Option Shares carry any option or other right to subscribe for further additional shares.

         (f) RenRe is not, solely by virtue hereof, entitled to any rights of a shareholder in the Company either at law or in equity.

         (g) Upon any merger, amalgamation, consolidation, scheme of arrangement or similar transaction involving the Company and any third party that is not a subsidiary of the Company, or any sale of all or substantially all the assets of the Company to any third party that is not a subsidiary of the Company (each, a "Transaction") in which all holders of Common Shares become entitled to receive, in respect of such shares, any capital stock, rights to acquire capital stock or other securities of the Company or of any other person, any cash or any other property, or any combination of the foregoing (collectively, "Transaction Consideration"), the RenRe Option shall entitle RenRe to receive all Transaction Consideration that RenRe would have been entitled to if it had exercised the RenRe Option in full immediately prior to the Transaction (to the extent it remains unexercised and without regard to the limitations in Section 1(c) hereof), in each case upon payment by RenRe of the RenRe Option Price as in effect immediately prior to such time. In determining the kind and amount of Transaction Consideration that RenRe would be entitled to receive in respect of any Transaction pursuant to this Section 1(g), RenRe shall be entitled to exercise any rights of election as to the kinds and amounts of consideration receivable

                                      E-B-2
in such Transaction that are provided to holders of Common Shares in such Transactions. Any adjustment in respect of a Transaction pursuant to this
Section 1(g) shall become effective immediately after the effective time of such Transaction, retroactive to any record date therefor. The Company shall take such action as is necessary to ensure that RenRe shall be entitled to receive Transaction Consideration upon the terms and conditions provided in this Section 1(g). Notwithstanding the foregoing, if an adjustment is made pursuant to this Section 1(g) in respect of a Transaction that involves a Change of Control (as defined below), RenRe shall be entitled to exercise the RenRe Option pursuant to this Section 1(g) without regard to Section 1(c) hereof. A Transaction is deemed to have involved a "Change of Control" if the beneficial owners of the outstanding Common Shares immediately prior to the effective time of such Transaction are not the beneficial owners of a majority of the total voting power of the surviving or acquiring entity in the Transaction, as the case may be, immediately after such effective time.

2. (a) To exercise the RenRe Option in accordance with Section 1(b) hereof, RenRe shall provide written notice to the Company of its intention to exercise all or a portion of the RenRe Option at least ten (10) Business Days prior to the intended Exercise Date (such notice must indicate the number of the RenRe Option Shares RenRe intends to purchase upon exercise of the RenRe Option and must be in writing signed by or on behalf of RenRe and delivered or sent to the Company in accordance with Section 8 hereof).

         (b) The Company shall issue and allot RenRe Option Shares upon exercise of the RenRe Option and payment of the total price payable therefor.

         (c) Concurrently with the issuance of the RenRe Option Shares pursuant to Section 2(b) above, RenRe shall pay the aggregate RenRe Option Price for any exercise hereunder by wire transfer of immediately available funds to an account specified at least five (5) Business Days in advance by the Company such RenRe Option Price being an amount in U.S. dollars equal to the product of (i) the number of RenRe Option Shares that RenRe intends to purchase pursuant to any exercise of the RenRe Option and (ii) the RenRe Option Price.

         (d) Notwithstanding anything to the contrary in this Agreement, the RenRe Option may not be exercised under this Agreement unless the required regulatory approvals set forth in Section 5 shall have been obtained.

3. (a) In case the Company at any time after the date that the number of Common Shares issuable pursuant to the Public Offering and the RenRe Investment has been determined:

                  (A) declares or pays a dividend or makes any other distribution with respect to its capital stock in Common Shares such that the number of Common Shares outstanding is increased,

                  (B) subdivides or splits-up its outstanding Common Shares, such that the number of Common Shares outstanding is increased,

                  (C) combines its outstanding Common Shares into a smaller number of Common Shares or


                                      E-B-3

                  (D) effects any reclassification of the Common Shares other than a change in par value (including any such reclassification in connection with an amalgamation or merger in which the Company is the surviving entity or a reincorporation of the Company), the number of Common Shares purchasable upon exercise of the RenRe Option shall be proportionately adjusted so that RenRe will be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have been entitled to receive after the happening of any of the events described above if the RenRe Option had been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 3(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (b) In case the Company issues rights, options or warrants to all holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares at a price per share which is lower at the record date mentioned below than the then Current Market Value (as defined in Section 3(d)), the number of RenRe Option Shares that RenRe may purchase thereafter upon the exercise of the RenRe Option will be determined by multiplying the number of RenRe Option Shares theretofore purchasable upon exercise of the RenRe Option by a fraction, of which the numerator is the sum of (A) the number of Common Shares outstanding on the record date for determining shareholders entitled to receive such rights, options or warrants plus (B) the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the sum of (A) the number of Common Shares outstanding on the record date for determining shareholders entitled to receive such rights, options or warrants plus (B) the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the Current Market Value (as defined below in Section 3(d)) per share of Common Shares at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

         (c) In the event the Company distributes to all holders of its Common Shares any of the capital stock of any of its subsidiaries (each, a "Subsidiary"), the RenRe Option will upon such distribution be deemed to be an option to purchase the kind and number of shares of the capital stock of the Subsidiary which RenRe would have been entitled to receive after such distribution had the RenRe Option been exercised immediately prior to such distribution or any record date with respect thereto. The roll-over of the RenRe Option into an option to purchase shares of capital stock of the applicable Subsidiary pursuant to this Section 3(c) will become effective immediately after the effective date of the distribution of shares of the capital stock of the applicable Subsidiary to shareholders of the Company described above.

         (d) For the purpose of any computation under Section 3(b), the "Current Market Value" of such Common Shares on a specified date is deemed to be the average of the daily closing prices per share for the ten consecutive Trading Days (as defined below) ending on the day before the applicable record date. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Shares are not traded on the applicable securities exchange or on the applicable securities market. The closing price for each day is the reported last sale price regular way or, in case no such reported sale


                                     E-B-4
takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board of Directors of the Company for that purpose.

         (e) In the event the Company shall, in any calendar year, by dividend or otherwise, distribute to all or substantially all holders of its Common Shares (the "Current Distribution") (i) any dividend or other distribution of cash, evidences of indebtedness, or any other assets or properties (other than as described in Sections 3(a)-(c) above) or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing, with a fair value (as determined in good faith by the Company's Board of Directors) per Common Share that, when combined with the aggregate amount per Common Share paid in respect of all other such distributions to all or substantially all holders of its Common Shares within such calendar year, exceeds (1) for calendar year 2003, the Initial Dividend (as defined below) or (2) for any subsequent calendar year, an amount equal to the Initial Dividend increased at a rate of 10% per annum from January 1, 2003, compounded annually on December 31 of each year commencing in 2003 (such excess of the Current Distribution being herein referred to as the "Excess Distribution Amount"), the per share RenRe Option Price in effect immediately prior to the close of business on the date fixed for such payment shall be reduced by the Excess Distribution Amount, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment. The "Initial Dividend" means the distributions described in items (i) and (ii) above paid by the Company to all or substantially all holders of its Common Shares during the 2003 calendar year as determined by the Company's Board of Directors, up to a maximum of $0.44 per Common Share.

         (f) Whenever the number of Common Shares purchasable by RenRe upon the exercise of the RenRe Option is adjusted, as herein provided, the RenRe Option Price shall be adjusted by multiplying the RenRe Option Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of RenRe Option Shares purchasable upon the exercise of the RenRe Option immediately prior to such adjustment, and of which the denominator shall be the number of RenRe Option Shares purchasable immediately thereafter.

         (g) No adjustment in the number of RenRe Option Shares purchasable upon the exercise of the RenRe Option need be made under Section 3(b) and (c) if the Company issues or distributes, pursuant to this Agreement, to RenRe the shares, rights, options, warrants, securities or assets referred to in those paragraphs which RenRe would have been entitled to receive had the RenRe Option been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the RenRe Option Shares.

         (h) For the purpose of this Section 3, the term "Common Shares" shall mean (i) the class of stock consisting of the Common Shares of the Company, or
(ii) any other class of stock


                                     E-B-5
resulting from successive changes or reclassification of such shares other than consisting solely of changes in par value. In the event that at any time, as a result of an adjustment made pursuant to Section 3(a) above, RenRe will become entitled to receive any securities of the Company other than Common Shares, thereafter the number of such other securities so receivable upon exercise of the RenRe Option and the RenRe Option Price of such securities will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the RenRe Option Shares contained in paragraphs (a) through (f), inclusive, above; PROVIDED, HOWEVER, that the RenRe Option Price will at no time be less than the aggregate par value of the Common Shares or other securities of the Company obtainable upon exercise of the RenRe Option.

         (i) In the case of Section 3(b), upon the expiration of any rights, options or warrants or if any thereof shall not have been exercised, the RenRe Option Price and the number of Common Shares purchasable upon the exercise of the RenRe Option shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; PROVIDED, FURTHER, that no such readjustment may have the effect of increasing RenRe Option Price or decreasing the number of Common Shares purchasable upon the exercise of the RenRe Option by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant or such rights, options or warrants.

         (j) In the case of Section 3(b), on any change in the number of Common Shares deliverable upon exercise of any such rights, options or warrants, other than a change resulting from the antidilution provisions hereof, the number of RenRe Option Shares thereafter purchasable upon the exercise of the RenRe Option shall forthwith be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such rights, options or warrants not converted prior to such change (or rights, options or warrants related to such securities not converted prior to such change) been made upon the basis of such change.

         (k) The Company may at its option, at any time during the term of the RenRe Option, reduce the then current RenRe Option Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the exercise price as the Company considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

4. The Company undertakes to use commercially reasonable efforts to increase its authorized share capital prior to the dates upon which the RenRe Option shall become exercisable to a level sufficient to satisfy any exercise of the RenRe Option.

5. (a) For so long as the RenRe Option is exercisable hereunder, each party hereto shall (i) use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all governmental authorities and officials that may be or become necessary for the


                                     E-B-6
performance of its obligations pursuant to this Agreement and (ii) cooperate reasonably with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto agree to cooperate reasonably, complete and file any joint applications for any authorizations from any governmental authorities reasonably necessary or desirable to effectuate the transactions contemplated by this Agreement. The parties hereto agree that they will keep each other apprised of the status of matters relating to the exercise of the RenRe Option, including reasonably promptly furnishing the other with copies of notices or other communications received by the Company or RenRe, from all third parties and governmental authorities with respect to the RenRe Option.

         (b) For so long as the RenRe Option is exercisable, the Company and RenRe agree to reasonably promptly prepare and file, if necessary, any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") in order to enable RenRe to exercise such RenRe Option pursuant to this Agreement. Each party hereby covenants to cooperate reasonably with the other such party to the extent reasonably necessary to assist in making reasonable supplemental presentations to the FTC or the DOJ, and, if requested by the FTC or the DOJ, to reasonably promptly amend or furnish additional information thereunder.

         (c) Any reasonable out-of-pocket costs and expenses arising in connection with actions taken pursuant to this Section 5 shall be borne by RenRe.

6. (a) The RenRe Option and the RenRe Option Shares may not be assigned or otherwise transferred, disposed of or encumbered by RenRe (or any subsequent transferee) in whole or in part except as provided in this Section 6.

         (b) In the event of a merger of RenRe into another person, or a sale, transfer or lease to another person of all or substantially all the assets of RenRe, the RenRe Option or the RenRe Option Shares may be transferred as part of such transaction to the other party to such transaction.

         (c) On and after the date which is the second anniversary of the closing date of the Public Offering, RenRe may transfer the RenRe Option or the RenRe Option Shares, in whole or in part, in one or more private transaction(s) to up to three institutional accredited investors; PROVIDED, HOWEVER, that any proposed transfer is conditioned upon

                  (i) receipt by the Company of evidence satisfactory to it, which may include an opinion of United States counsel that such transfer would not require registration under the Securities Act or state securities laws and upon the obtainment of any required government approvals (which approvals the Company agrees to use commercially reasonable efforts to assist in obtaining); and

                  (ii) the proposed transferee executing and delivering instruments reasonably acceptable to the Company acknowledging

                           (A) that the RenRe Option and the RenRe Option Shares
                  have not been registered under the Securities Act and, accordingly, the transferee may not offer,


                                     E-B-7
                  sell, assign, pledge or otherwise transfer the RenRe Option or any RenRe Option Shares except pursuant to an effective registration statement under the Securities Act covering such RenRe Option Shares or pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with all applicable state securities laws;

                           (B) that the Company is entitled to decline to
                  register any transfer (as defined in the Company's bye-laws) of RenRe Option Shares, and any transfer of RenRe Option and RenRe Option Shares shall be void, unless (i) such transfer is made pursuant to and in accordance with Rule 144 (PROVIDED that the Company (or its designated agent for such purpose) may request a certificate satisfactory to it of compliance by the transferor with the requirements of Rule 144), (ii) such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act (PROVIDED that, if not already a party hereto, the intended transferee agrees to abide by the provisions of this Section 6(c)(ii), and PROVIDED, FURTHER, that, if the Company requests, the transferor first provides the Company (or such agent) with evidence satisfactory to it, which may include an opinion of U.S. counsel satisfactory to the Company, to the effect that such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act),
                  (iii) such transfer is made pursuant to an effective registration statement under the Securities Act covering the RenRe Option Shares being transferred, including a registration statement filed pursuant to the Standstill Agreement and in all cases pursuant to this clause (B) such transfer is in compliance with all applicable state securities laws (the Company being entitled to waive or modify the foregoing transfer requirements, generally or in any particular case, to the extent that it determines, on advice of U.S. counsel, that compliance with such requirements is not necessary to ensure compliance with the Securities Act or any applicable state securities laws, or such modification is necessary to ensure compliance with the Securities Act or any applicable state securities laws, as the case may be) and (iv) such transferee agrees to be bound by the provisions of this Agreement;

                           (C) that, except as provided below, no RenRe Option
                  Share shall be held in book-entry form, and each certificate representing a RenRe Option Share shall be evidenced by a certificate bearing a restrictive legend (the "Legend") substantially in the form set forth below:

                  THE COMMON SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE HELD IN BOOK-ENTRY FORM. SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER (AS DEFINED IN THE BYE-LAWS OF


                                     E-B-8

                  THE COMPANY) SET FORTH IN THE TRANSFER RESTRICTIONS, REGISTRATION RIGHTS AND STANDSTILL AGREEMENT, DATED AS OF SEPTEMBER __, 2002, BETWEEN RENAISSANCERE HOLDINGS LTD. AND PLATINUM UNDERWRITERS HOLDINGS, LTD. (THE "COMPANY"), WHICH MAY REQUIRE, AMONG OTHER THINGS, THE PRIOR RECEIPT BY THE COMPANY FROM THE TRANSFEROR OR THE TRANSFEREE OF EVIDENCE SATISFACTORY TO IT, WHICH MAY INCLUDE AN OPINION OF U.S. COUNSEL OR UNDERTAKINGS TO BE BOUND BY SUCH AGREEMENT. SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS IN THE BYE-LAWS OF THE COMPANY, INCLUDING RESTRICTIONS ON TRANSFER AND VOTING INTENDED TO ENSURE THAT NO PERSON BECOMES OR IS DEEMED TO BECOME A 10% SHAREHOLDER OF THE COMPANY (AS EXPLAINED IN SUCH BYE-LAWS).

                           (D) that the transferee shall become a party to the
                  Transfer Restrictions, Registration Rights and Standstill Agreement, with the attendant rights and obligations thereunder; PROVIDED, FURTHER, that any proposed transfer may be disapproved by the Board of Directors of the Company if, in their reasonable judgment, they have reason to believe that such transfer may expose the Company, any subsidiary thereof, any shareholder or any person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction. In connection with or following any transfer of RenRe Option Shares in accordance with clause (i) or (iii) of Section 6(c)(ii)(B) (except in the case of a transfer of RenRe Option Shares to an "affiliate" of RenRe, as such term is defined in the Securities Act, in accordance with clause (i) of Section 6(c)(ii)(B)), and upon the surrender of any certificate or certificates representing such RenRe Option Shares to the Company (or such agent), the Company shall cause to be issued in exchange therefor a new certificate or certificates that represent the same Common Shares and do not bear the Legend (or shall permit such shares to be held in book-entry form). The Company shall use commercially reasonable efforts to cause each RenRe Option Share transferred as contemplated by clause (i) or (iii) of Section 6(c)(ii)(B) to be duly listed on each securities exchange, and to be accepted for quotation in each interdealer quotation system, on or in which any Common Shares are listed or quoted at the time of such transfer (PROVIDED that the approval for such listing or quotation has been obtained by the Company), in each case so that the RenRe Option Share so transferred will be freely transferable on each such exchange and in each such system to the same extent as the Common Shares then listed thereon or quoted therein; and

                           (E) such transferee shall not become a "10%
                  Shareholder" (as defined in Section 6(d) below) immediately after such transfer (assuming for purposes of this determination that the RenRe Option Shares were actually owned by the transferee); and

                  (iii) such transfer not resulting, directly or indirectly, in a transfer to any Specified Person (as defined below) of more than 9.9% of the Common Shares


                                     E-B-9
         outstanding at the time of such transfer, or the right to acquire pursuant to the RenRe Option more than 9.9% of the Common Shares outstanding at the time of such transfer, except in the following circumstances: (A) in connection with any tender offer or exchange offer made to all holders of outstanding Common Shares; (B) to any Wholly Owned Subsidiary (as defined in the Standstill Agreement) of RenRe provided that such Wholly Owned Subsidiary agrees in writing with the Company to the same transfer restrictions as are contained in this
         Section 6(c); or (C) a transfer by operation of law upon consummation of a merger or consolidation of RenRe into another Person (as defined in the Investment Agreement). For purposes of this Section 6(c)(iii), "Specified Person" means any Person that generates 50% or more of its gross revenue in its most recent fiscal year for which financial statements are available by writing property or casualty insurance or reinsurance.

         (d) In connection with any transfer of all or a portion of the RenRe Option pursuant to Section 6(c), the Company shall prepare an option agreement substantially identical to this Agreement (or, in the case of a partial transfer, option agreements) issuable to the transferee (and transferor, in the case of partial transfer) upon surrender to the Company of the existing option agreement upon consummation of the transfer. Upon said consummation, the transferee shall have such rights and obligations with respect to the number of RenRe Option Shares covered by the portion of the RenRe Option transferred to such transferee as the rights and obligations of RenRe hereunder. As used herein, "10% Shareholder" means a person who owns, in aggregate, (i) directly,
(ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the United States Securities Exchange Act of 1934, issued shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued shares.

         (e) Any transferee of all or part of the RenRe Option pursuant to
Section 6(c) hereof (or any subsequent transferee who holds any portion of the RenRe Option as a result of a transfer pursuant to this Section 6(e)) may transfer, in whole but not in part, its portion of the RenRe Option to a subsequent transferee; PROVIDED that any such transfer shall be subject to the terms and conditions set forth in Sections 6(c) and 6(d) hereof.

7. The issuance of share certificates upon the exercise of the RenRe Option shall be without charge to RenRe. The Company shall pay, and indemnify RenRe from and against, any issuance, stamp, documentary or other taxes (other than transfer taxes and income taxes), or charges imposed by any governmental body, agency or official by reason of the exercise of the RenRe Option or the resulting issuance of Common Shares.

8. This Agreement may not be amended except in a written instrument signed by the Company and RenRe.

9. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by certified mail, postage prepaid and return receipt requested, or by facsimile addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

                                     E-B-10

         If to RenRe:

         RenaissanceRe Holdings Ltd.
         Renaissance House
         8-12 East Broadway
         Pembroke HM19 Bermuda
         Attention:  Stephen H. Weinstein, General Counsel
         Facsimile:  (441) 296-5037

         with a copy to:

         John S. D'Alimonte
         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, New York  10019
         Facsimile:  (212) 728-8111

         If to the Company:

         Platinum Underwriters Holdings, Ltd.
         Clarendon House
         2 Church Street
         Hamilton HM11
         Bermuda
         Attention: General Counsel
         Facsimile: (441) 292-4720

         with a copy to:

         Linda E. Ransom
         Dewey Ballantine LLP
         1301 Avenue of the Americas
         New York, New York 10019
         Facsimile:  (212) 259-6333

10. This Agreement, the Standstill Agreement, the Services Agreement, the Confidentiality Agreement (which Confidentiality Agreement shall terminate as of Closing) and the Investment Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

11. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.



                                     E-B-11

12. This Agreement may not be assigned by any party hereto, except to a party to whom RenRe transfers the RenRe Option or RenRe Option Shares in accordance with Section 6 of this Agreement or Section 2 of the Standstill Agreement, and then only in accordance with those sections.

13. The headings contained in this Agreement are for convenience only and do not affect the meaning or interpretation of this Agreement.

14. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to principles of conflict of laws).

         (b) The parties hereto shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, including effect, validity, breach, interpretation, performance, or enforcement (collectively, a "Dispute") to binding arbitration in New York, New York at the offices of Judicial Arbitration and Mediation Services, Inc. ("JAMS") before an arbitrator (the "Arbitrator") in accordance with JAMS' Comprehensive Arbitration Rules and Procedures and the Federal Arbitration Act, 9 U.S.C.ss.ss. 1 ET SEQ. The Arbitrator shall be a former judge selected from JAMS' pool of neutrals. The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any Dispute. Judgment on any award of the Arbitrators may be entered by any court of competent jurisdiction.

         (c) The costs of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in paragraph (d) below, as applicable (including, without limitation, actual attorneys' fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrator shall otherwise allocate such costs in such decision.

         (d) This Section 14 shall not prevent the parties hereto from seeking or obtaining temporary or preliminary injunctive relieve in a court for any breach or threatened breach of any provision hereof pending the hearing before and determination of the Arbitrator. The parties hereby agree that they shall continue to perform their obligations under this Agreement pending the hearing before and determination of the Arbitrator, it being agreed and understood that the failure to so provide will cause irreparable harm to the other party hereto and that the putative breaching party has assumed all of the commercial risks associated with such breach or threatened breach of any provision hereof by such party.

         (e) The parties agree that the State and Federal courts in The City of New York shall have jurisdiction for purposes of enforcement of their agreement to submit Disputes to arbitration and of any award of the Arbitrator.

15. Capitalized terms used but not defined in this Agreement have the meanings specified in the Investment Agreement.

16. This Agreement becomes effective contingent upon the consummation of the Public Offering automatically and with no action on the part of any person.



                                     E-B-12

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and attested by its duly authorized officers and to be dated as of September __, 2002.

                                            PLATINUM UNDERWRITERS HOLDINGS, LTD.


                                            By:
                                                 -------------------------------
                                                 Name
                                                 Title



                                            RENAISSANCERE HOLDINGS LTD.


                                            By:
                                                 -------------------------------
                                                 Name
                                                 Title





                                     E-B-13

                                                                       EXHIBIT C

                   SERVICES AND CAPACITY RESERVATION AGREEMENT
                   -------------------------------------------

                   SERVICES AND CAPACITY RESERVATION AGREEMENT


                    This Agreement, dated as of September [____ ], 2002, is entered into by and between Platinum Underwriters Holdings, Ltd. ("PLATINUM"), a company organized and existing under the laws of Bermuda and RenaissanceRe Holdings Ltd. ("RENAISSANCERE"), a company organized and existing under the laws of Bermuda.


                    WHEREAS, Platinum has requested that RenaissanceRe cause Renaissance Reinsurance Ltd. or another one or more of its affiliates reasonably acceptable to Platinum(such affiliates, collectively, "RENAISSANCE") to provide certain services and reserve capacity for one or more of Platinum's reinsurance subsidiaries (such subsidiaries, collectively, the "COMPANY");


                    WHEREAS, RenaissanceRe has agreed to cause Renaissance to provide services and reserve capacity for the Company pursuant to the terms hereof;


                                 NOW THEREFORE, in consideration of the premises
                  and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



     1.       SERVICES AND CAPACITY RESERVATION TO BE PROVIDED.

              (a)   CONSULTING SERVICES.

                    Upon request of Platinum, no more frequently than twice for each Annual Period (as hereinafter defined), in October and March or at such other times as may be agreed to by Renaissance, Renaissance shall:

                    (i) following receipt from the Company of necessary information requested by Renaissance pursuant to the final paragraph of this Section 1(a), provide advice and analysis to the Company with respect to the risk measurement and management of the Company's aggregate catastrophe exposures; and


                                      E-C-1

                     (ii) analyze such of the Company's property catastrophe treaties as are furnished to Renaissance and provide a retrocession pricing indication, such analysis to indicate which underlying treaties are causing debits and credits in the quotations to be provided under paragraph (b) of this Section 1;

                     PROVIDED, HOWEVER, that neither RenaissanceRe nor Renaissance shall make any management decisions on behalf of the Company or undertake to commit the Company to any course of action, and all decisions as to the Company's catastrophe treaties and catastrophe exposure shall be the sole responsibility of the Company.

                     All such services (the "CONSULTING SERVICES") shall be performed by Renaissance from Renaissance's offices located in Bermuda. At no time shall Renaissance render such services to the Company at the Company's offices. It is understood and agreed that nothing herein shall obligate Renaissance to perform services in contravention of other contractual relationships.

                     The Company shall provide to Renaissance any information that Renaissance shall reasonably deem necessary to perform such services, subject to any applicable privilege and confidentiality limitations.


              (b)    MANDATORY RESERVATION OF RETROCESSIONAL CAPACITY.

                     Renaissance will provide, upon written request of Platinum and with respect to each Annual Period, a quote for specifically requested non-marine property catastrophe retrocessional coverage for the Company (the "RETROCESSIONAL COVERAGE"). The maximum aggregate amount of Retrocessional Coverage that Renaissance agrees to hold available for the Company shall be US$100,000,000 for each Annual Period. Quotations shall be made at least 30 days before the inception of each Annual Period and shall be made on an excess of loss or proportional basis, as requested by Platinum. Such quotations shall be based on Renaissance's analysis of exposure, limit, retention, exclusions and other treaty terms at the time of the quote and such other factors that Renaissance deems necessary or appropriate. The rates quoted with respect to the Retrocessional Coverage shall not be reduced as a result of the compensation paid by Platinum pursuant to Section 3 of this Agreement.


              (c)    RETROCESSIONAL QUOTATIONS

                     With respect to Section 1(b) above, it is mutually understood that it is the parties


                                     E-C-2
     expectation that the rates quoted will be comparable, as determined solely by Renaissance, to similar third party assumed retrocessional quotations provided by Renaissance.




     2.       TERM.

                    Renaissance shall provide the services described in Section 1 for five consecutive annual periods commencing on October 1, 2002 and ending on September 30, 2007 (the "Annual Periods").

     3.       PRICE OF SERVICES.

                  (a) In consideration for the obligation of Renaissance to provide Consulting Services and mandatory reservation of retrocessional capacity to the Company pursuant to Section 1 above, Platinum shall pay Renaissance US$4,000,000 at the inception of this Agreement and on each October 1 beginning October 1, 2003 through and including October 1, 2006.

                  (b) No later than thirty (30) days after the end of each Annual Period, Platinum shall pay Renaissance an adjustment fee ("ADJUSTMENT FEE") equal to the amount, if any, by which 3.5% of the aggregate gross written non-marine non-finite property catastrophe premium (including reinstatements) of the Company (as classified by the Company in accordance with accepted industry practice) for the applicable Annual Period exceeds the amount paid with respect to Section 3(a). In the event that 3.5% of such gross written non-marine non-finite property catastrophe premium (including reinstatements) in an Annual Period is less than or equal to the amount paid with respect to Section 3(a), Renaissance shall not be entitled to an Adjustment Fee for that Annual Period.

                  (c) The consideration provided in Section 3(a) and (b) above shall be in addition to any retrocessional premiums paid to Renaissance with respect to the Retrocessional Coverage bound by Renaissance for the benefit of Platinum and the Company

     4.       CONFIDENTIAL AND PROPRIETARY INFORMATION.

                     The parties acknowledge that this Agreement does not constitute a sale, lease, license, or other transfer by Renaissance of any proprietary systems or intellectual property of Renaissance.



                                     E-C-3

     5.       RELATIONSHIPS AMONG THE PARTIES.

                    Nothing in this Agreement shall cause the relationship between the Company on the one hand and Renaissance on the other to be deemed to constitute an agency, partnership or joint venture. The terms of this Agreement are not intended to constitute any of the parties or their affiliates a joint employer for any purpose. Each of the parties agrees that the provisions of this Agreement as a whole are not intended to, and do not, constitute control of the other party (or any affiliates thereof) or provide it with the ability to control such other party (or any affiliates thereof), and each party hereto expressly disclaims any right or power under this Agreement to exercise any power whatsoever over the management or policies of the other (or any affiliates thereof). Nothing in this Agreement shall oblige either party hereto to act in breach of the requirements of any law, rule or regulation applicable to it, including securities, insurance and trade regulation laws and regulations, written policy statements of securities commissions, insurance and other regulatory authorities, and the by-laws, rules, regulations and written policy statements of relevant securities and self-regulatory organizations.

     6.       GOVERNING LAW.

                    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.

     7.       ARBITRATION.

              (a) As a condition precedent to any right of action under this Agreement, any dispute or difference between the parties hereto relating to the formation, interpretation, or performance of this Agreement, or any transaction under this Agreement, whether arising before or after termination, shall be submitted for decision to a panel of three arbitrators (the "PANEL") at the offices of Judicial Arbitration and Mediation Services, Inc. in accordance with the Streamlined Arbitration Rules and Procedures of Judicial Arbitration and Mediation Services, Inc.

              (b) The party demanding arbitration shall do so by written notice complying with the terms of Section 11. The arbitration demand shall state the issues to be resolved and shall name the arbitrator appointed by the demanding party.

              (c) Within 30 days of receipt of the demand for arbitration, the responding party shall notify the demanding party of any additional issues to be resolved in the arbitration and the name of the responding party's appointed arbitrator. If the responding party refuses or neglects to appoint an arbitrator within 30 days following receipt of the written arbitration demand, then the demanding party may appoint the second arbitrator, but


                                     E-C-4
     only after providing 10 days' written notice of its intention to do so, and only if such other party has failed to appoint the second arbitrator within such 10 day period.

              (d) The two arbitrators shall, before instituting the hearing, select an impartial arbitrator who shall act as the umpire and preside over the hearing. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days after notification of the appointment of the second arbitrator, the selection of the umpire shall be made by the American Arbitration Association. Upon resignation or death of any member of the Panel, a replacement will be appointed in the same fashion as the resigning or deceased member was appointed. All arbitrators shall be active or former officers of property/casualty insurance or reinsurance companies, or Lloyd's underwriters, and shall be disinterested in the outcome of the arbitration.

              (e) Within 30 days after notice of appointment of all arbitrators, the Panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The Panel shall have the power to determine all procedural rules for the holding of the arbitration, including but not limited to the inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The Panel shall interpret this Agreement as an honorable engagement and not as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The Panel shall be relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of any two arbitrators shall be binding and final. The arbitrators shall render their decision in writing within 60 days following the termination of the hearing. Judgment upon the award may be entered in any court of competent jurisdiction.

              (f) Except as otherwise provided herein, all proceedings pursuant hereto shall be governed by the laws of the State of New York without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

              (g) The parties agree that any disputes subject to arbitration pursuant to this Section 7 that may also be subject to arbitration proceedings between respective affiliates of the parties shall be consolidated with and subject to arbitration pursuant to this Section 7. The parties further agree that all issues that are limited to a specific foreign jurisdiction under an agreement between the respective affiliates of the parties shall be determined by this Panel pursuant to the


                                     E-C-5
     consolidation, in reference to the governing law of the applicable agreement.

              (h) Each party shall bear the expense of its own arbitrator and shall share equally with the other party the expense of the umpire and of the arbitration.

              (i) Arbitration hereunder shall take place in New York, New York unless the parties agree otherwise.

     8.       ASSIGNMENT.

                    Neither this Agreement nor the rights or obligations hereunder shall be assignable by either party hereto, by operation of law or otherwise, without the prior written consent of the other party hereto, and any purported assignment shall be null and void. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     9.       ENTIRE AGREEMENT.

                    This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (oral and written), by and among the parties hereto with respect to the subject matter hereof.

     10.      NO THIRD PARTY RIGHTS.

                    Nothing contained in this Agreement, express or implied, establishes or creates, or is intended or will be construed to establish or create, any right in or remedy of, or any duty or obligation to, any third party.

     11.      NOTICES.

                    All notices, requests, claims, demands, and other communications hereunder will be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by certified mail, postage prepaid and return receipt requested, or by facsimile addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:



                                     E-C-6

         If to RenaissanceRe:

                  RenaissanceRe Holdings Ltd.
                  Renaissance House
                  8-12 East Broadway
                  Pembroke HM19 Bermuda
                  Attention:  Stephen H. Weinstein, General Counsel
                  Facsimile:  (441) 296-5037


         If to Platinum:

                  Platinum Underwriters Holdings, Ltd.
                  Clarendon House
                  2 Church Street
                  Hamilton HM 11
                  Bermuda
                  Attn.:     Michael E. Lombardozzi
                  Facsimile: (441) 292-4720

     12.      COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


     13.      AMENDMENT; MODIFICATION.

                  The parties may by written agreement, subject to any regulatory approval as may be required, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto
     (b) waive any inaccuracies in the documents delivered pursuant to this Agreement, and (c) waive compliance with or modify, amend or supplement any of the agreements contained in this Agreement or waive or modify performance of any of the obligations of any of the parties hereto. This Agreement may not be amended or modified except by an instrument in writing duly signed on behalf of the parties hereto.

     14.      WAIVER.

                  No failure by any party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing.

     15.      SEVERABILITY.

                  To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the


                                     E-C-7
     remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect.

     16.      HEADINGS.

                  Headings contained in this Agreement are for reference purposes only. They shall not affect in any way the meaning or interpretation of this Agreement.

     17.      CONDITION PRECEDENT.

                  The closing of the initial public offering of common stock of Platinum is a condition precedent to the effectiveness of this Agreement and the rights, duties and obligations of the parties hereunder.

     18.      INDEMNIFICATION

                  (a) Platinum unconditionally agrees to indemnify and hold harmless RenaissanceRe, Reniassance and each of its officers, directors, employees, representatives, agents, affiliates and successors (each, an "Indemnified Person"), from and against any and all liabilities of, costs incurred by (including, without limitation, reasonable fees and expenses, including reasonable counsel fees and expenses), or damages to any Indemnified Person arising under or resulting from or in connection with, or in any way related to, this Agreement and the transactions and services contemplated hereby (collectively, "Losses"), including such Losses incurred by third parties for which any Indemnified Person may be liable; provided, however, there shall be excluded from such indemnification any such liabilities, costs or damages that arise out of, or are based upon, any action or failure to act by RenaissanceRe, Renaissance or their respective directors, employees, representatives, agents, affiliates or successors, other than an action or failure to act undertaken at the request of Platinum, that is found in a final judicial determination to constitute bad faith, willful misconduct or gross negligence on the part of such party.

                  (b) An Indemnified Person who is claiming indemnification from Platinum pursuant to the provisions of 18(a) above, shall promptly deliver a written notification of each claim for indemnification, accompanied by a copy of all papers served, if any, and specifying in detail the nature of, basis for, and estimated amount of the claim for indemnification to Platinum (the "Indemnifying Person"). If an Indemnified Person fails to promptly notify the Indemnifying Person, then the obligation to indemnify shall be reduced by the amount of liability that is attributable to or becomes definite as a result of the delay in notification. The Indemnifying Person shall have the right to assume the defense of any matter for which a claim of indemnification is made against it with


                                     E-C-8
     counsel it selects, at its own expense. The Indemnifying Person shall not, except with the consent of each Indemnified Person, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment, or enter into any settlement, that does not include the giving by the claimant or plaintiff to the Indemnified Person of a release from all liability in respect to the claim or litigation. Each Indemnified Person shall cooperate in providing information, formulating a defense or as otherwise reasonably requested by the Indemnifying Person.

                  (c) Each Indemnified Person shall provide written, detailed statements to the Indemnifying Person, on a calendar monthly basis, of any expenses, costs or other liabilities for which indemnification is claimed. The Indemnifying Person shall reimburse such amounts within thirty (30) business days of receiving any such statement or shall notify in writing the Indemnified Person claiming indemnification if it denies liability and the reasons for the denial.

     19.      TERMINATION.

                  This Agreement may not be terminated except as provided herein. Notwithstanding the foregoing, either party may terminate this Agreement in the event that the other is deemed impaired or insolvent by applicable regulatory or judicial authorities or is the subject of conservation, rehabilitation, liquidation, bankruptcy or other similar insolvency proceedings.

     20.      OBLIGATIONS.

                  RenaissanceRe shall cause Renaissance to perform each of Renaissance's obligations under this Agreement and shall be responsible for any breach by Renaissance of such obligations. Platinum shall cause the Company to perform each of the Company's obligations under this Agreement and shall be responsible for any breach by the Company of such obligations.

     21.      SURVIVAL.

              The provisions of Sections 5, 6, 7, 8, 9, 10, 11, 12, 14, 15, 16,
     18, 20 and 21 hereof shall survive termination of this Agreement.



                                     E-C-9

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                                 RenaissanceRe HOLDINGS LTD.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:


                                                 PLATINUM UNDERWRITERS
                                                 HOLDINGS, LTD.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:








                                     E-C-10

                                                                       EXHIBIT D

               DRAFT OF AMENDMENT NO. 6 TO REGISTRATION STATEMENT
               --------------------------------------------------

                                    [to come]















                                     E-D-1

                                                                       EXHIBIT E

                          FORMATION AGREEMENT AMENDMENT
                          -----------------------------


                                    [to come]
























                                     E-E-1

                                                                       EXHIBIT F

                        QUOTA SHARE AGREEMENT AMENDMENTS
                        --------------------------------

                                    [to come]


























                                     E-F-1

                                                                    Schedule 2.7


                         PLATINUM GOVERNMENTAL CONSENTS
                         ------------------------------

                                    [to come]

                                                                   Schedule 2.12

                             INTERCOMPANY AGREEMENTS
                             -----------------------

                                    [to come]

                                                                    Schedule 3.3

                         ST. PAUL GOVERNMENTAL CONSENTS
                         ------------------------------


                                    [to come]

                                                                    Schedule 4.4

                           RENRE GOVERNMENTAL CONSENTS
                           ---------------------------

                                    [to come]

                                                                    Schedule 9.1

                                   TERMINATION
                                   -----------



                                    [to come]